Execution Version SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO SENIOR NOTES REFINANCING This Second Amendment to Credit Agreement (this “Amendment”) is made as of December 6, 2022 by and among Jushi Holdings Inc. (“Borrower”), the other loan parties signatory hereto (the “Other Loan Parties”) and Roxbury, LP, as administrative agent for the Lenders (the “Agent”). All capitalized terms used but not otherwise defined in this Amendment shall have the meaning provided in the Credit Agreement. RECITALS WHEREAS, Borrower, the Other Loan Parties, the Lenders and Agent are parties to that certain Credit Agreement, dated as of October 20, 2021 as amended by the Limited Waiver and First Amendment to Credit Agreement dated as of April 29, 2022 (the “Credit Agreement”); WHEREAS, Roxbury, LP is the only Lender under the Credit Agreement as of the date hereof; WHEREAS, pursuant to Section 16.1(a) of the Credit Agreement, no amendment, waiver or other modification of any provision of the Credit Agreement shall be effective unless the same shall be in writing and signed by Required Lenders, Borrower and the other Loan Parties; WHEREAS, Borrower and the Other Loan Parties intend to consummate a Senior Notes Refinancing on or before the Senior Notes Maturity Date; WHEREAS, pursuant to Section 2.12 of the Credit Agreement, the Agent has the right on behalf of the Lenders to elect to have the Lenders contribute up to fifty percent (50%) of the funds to be used as part of a bona fide Senior Notes Refinancing Proposal to refinance the Indebtedness under the Senior Notes; WHEREAS, the Senior Notes Refinancing shall be consummated with the proceeds of the issuance of subordinated notes (the “Subordinated Notes”) pursuant to a Subordinated Notes Trust Indenture (the “Subordinates Notes Indenture”) between the Borrower, as issuer, and Odyssey Trust Company, as trustee, substantially in the form attached hereto as Exhibit C; and WHEREAS, the Borrower has requested, and the Agent and Lender have agreed to: (a) consent to the Senior Notes Refinancing through the issuance of the Subordinated Notes; (b) waive its right to participate in the Senior Notes Refinancing; and (c) to amend the Credit Agreement to, among other things, permit the incurrence by the Borrower of secured subordinated Indebtedness in connection with the Subordinated Notes, in each case as more expressly provided herein. NOW, THEREFORE, based on the mutual promises provided herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows: AGREEMENT 1. Consent and Amendments. Subject only to the satisfaction of the conditions precedent set forth in Section 2 hereof: a. The Agent and Lender each hereby: (i) consents to the consummation of the Senior Notes Refinancing through the issuance of the Subordinated Notes; (ii) waives any right to participate in the EXHIBIT 4.7

2 Senior Notes Refinancing; and (iii) acknowledges and agrees that its consent to the consummation of the Senior Notes Refinancing with the proceeds of the issuance of the Subordinated Notes hereunder satisfies the requirements of a Senior Notes Refinancing under Section 2.12 of the Credit Agreement as in effect prior to the Subsequent Effective Date; and b. The Credit Agreement shall automatically be amended as of the Subsequent Effective Date (as defined below) by deleting the stricken text (indicated textually in the same manner as the following example: stricken text) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as indicated in Exhibit A attached hereto. 2. Condition Precedent to Effectiveness. a. This Amendment (other than the consent, waiver and amendments set forth in Section 1 hereto) shall become effective upon the satisfaction of the following conditions precedent (such effective date, the “Initial Effective Date”): i. each party shall have received duly executed counterparts of this Amendment; ii. the Agent shall have received updated disclosure schedules to the Credit Agreement, reflecting disclosures as of the Initial Effective Date, each in form and substance satisfactory to the Agent; and iii. all costs and expenses due and owing pursuant to Section 5(g) hereof to the Agent by the Borrower shall have been paid in full and the Borrower shall have paid any other fees or invoiced expenses of the Agent or its counsel. b. The effectiveness of the Lender’s consent to the Senior Notes Refinancing, the Lender’s waiver of its right to participate in the Senior Notes Refinancing and the amendments to the Credit Agreement indicated in Exhibit A attached hereto are subject to the satisfaction in full or waiver by the Agent of each of the conditions precedent set forth in this Section 2.b. (the date upon which each of such conditions precedent has been satisfied or waived, the “Subsequent Effective Date”): i. the conditions to the Initial Effective Date shall have been satisfied; ii. the Agent shall have received evidence that (x) the Senior Notes Refinancing has been consummated prior to January 15, 2023 (the date of consummation of the Senior Notes Refinancing, the “Refinancing Date”) and (y) all Indebtedness under the Senior Notes has been paid in full; iii. the Agent shall have received the Subordination and Intercreditor Agreement, dated on or prior to the Refinancing Date, duly executed by Odyssey Trust Company (or such other Person serving as trustee of the Subordinated Notes pursuant to the Subordinated Notes Indenture) on behalf of the holders of the Subordinated Notes;

3 iv. the Agent shall have received a warrant in the form attached as Exhibit B hereto, duly executed by the Borrower; v. the Agent shall have received UCC and other searches satisfactory to it indicating that no other filings, encumbrances, or transfers (other than in connection with Permitted Liens) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a filing in order to provide the Agent (for the benefit of the Lenders) with a perfected first priority security interest in the Collateral (subject to Permitted Priority Liens); and vi. the representations and warranties contained in Section 4 hereof are true and correct. The parties acknowledge and agree that if the Refinancing Date does not occur on or prior to January 15, 2023, this Amendment and all the terms and conditions set forth herein (including without limitation any modifications and amendments to the Credit Agreement) shall be null and void and of no force or effect. 3. Conditions Subsequent. Notwithstanding anything to the contrary in the Credit Agreement, the fulfillment of each of the following obligations on or before the date applicable thereto (as such date may be extended in the Agent’s reasonable discretion) shall be a condition subsequent to the effectiveness of the consents, waivers, amendments and modifications set forth in this Amendment. Any breach of this Section 3 shall constitute an immediate Event of Default under the Credit Agreement, unless such deadline has otherwise been agreed to be extended in writing by Agent in its sole discretion (not to be unreasonably withheld if the Loan Parties have acted diligently and in good faith and failure to meet such deadline is beyond the reasonable control of the Loan Parties). a. Within 60 days after the Subsequent Effective Date, the Loan Parties shall have complied with Section 6.17(a) of the Credit Agreement; b. Within 30 days after the Subsequent Effective Date, the Agent shall have received a duly executed Intellectual Property Security Agreement for the Intellectual Property Collateral of any Loan Party not subject to an existing Intellectual Property Security Agreement; c. Within 10 days after the Subsequent Effective Date, the Agent shall have received stock certificates in respect of all Pledged Equity of the Loan Parties that is certificated, together with stock powers executed in blank in respect of such stock certificates; and d. Within 10 days after the Subsequent Effective Date, the Agent shall have received (x) documentation satisfactory to it in its reasonable discretion evidencing that all security interests in respect of the Senior Notes have been discharged and (y) the Amended and Restated Guaranty and Security Agreement, duly executed by each of the Loan Parties. 4. Representations and Warranties. The Borrower and each Loan Party represents and warrants that:

4 a. Immediately before and immediately after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date or to the Initial Effective Date, in which case all such representations and warranties are true and correct on and as of the applicable date); and b. Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default (other than those Defaults waived pursuant to the Limited Waiver and First Amendment to Credit Agreement dated as of April 29, 2022 by and among Borrower, the Other Loan Parties and Agent) will have occurred and be continuing. 5. Miscellaneous. a. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purposes of determining the legal enforceability of any specific provision. b. Ratification. Except to the extent expressly modified by this Amendment, the Parties reconfirm and ratify the Credit Agreement and confirm that the Credit Agreement has remained in full force and effect, to the extent set forth therein, since the date of its execution. c. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment. d. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. e. Loan Document. This Amendment constitutes a Loan Document. All references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement as modified by this Amendment. f. APPLICABLE LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK NOT INCLUDING CONFLICTS OF LAWS RULES. g. Expenses. The Borrower agrees to pay all reasonable documented out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable documented fees and disbursements of O’Melveny & Myers LLP, counsel for the Agent.

5 OMM_US:80908471.8 [Signature pages follow]

Signature Page to Second Amendment to Credit Agreement IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above. BORROWER: JUSHI HOLDINGS INC. By: Name: Jon Barack Title: President LOAN PARTIES: JUSHI INC By: Name: Jon Barack Title: President JMGT, LLC By: Name: Jon Barack Title: Authorized Representative JUSHI IP, LLC By: Name: Jon Barack Title: Authorized Representative JREH, LLC By: Name: Jon Barack Title: Authorized Representative DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement BEAR FLAG ASSETS, LLC By: Name: Jon Barack Title: Authorized Representative TGS CC VENTURES LLC By: Name: Jon Barack Title: Authorized Representative MOJAVE SUNCUP HOLDINGS, LLC By: Name: Jon Barack Title: Authorized Representative BEYOND HELLO IL HOLDINGS, LLC By: Name: Jon Barack Title: Authorized Representative BEYOND HELLO IL, LLC By: Name: Jon Barack Title: Authorized Representative AGAPE TOTAL HEALTHCARE INC By: Name: Jon Barack Title: Authorized Representative DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement PASPV HOLDINGS, LLC By: Name: Jon Barack Title: Authorized Representative PENNSYLVANIA MEDICAL SOLUTIONS, LLC By: Name: Jon Barack Title: Authorized Representative NORTHEAST VENTURE HOLDINGS, LLC By: Name: Jon Barack Title: Authorized Representative PENNSYLVANIA DISPENSARY SOLUTIONS LLC By: Name: Jon Barack Title: Authorized Representative GSG SBCA, INC. By: Name: Jon Barack Title: Authorized Representative JUSHI VA, LLC By: Name: Jon Barack Title: Authorized Representative DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement DALITSO LLC By: Name: Jon Barack Title: Authorized Representative PRODUCTION EXCELLENCE, LLC By: Name: Jon Barack Title: Authorized Representative FRANKLIN BIOSCIENCE NV LLC By: Name: Jon Barack Title: Authorized Representative JUSHI OH, LLC By: Name: Jon Barack Title: Authorized Representative OHIGROW, LLC By: Name: Jon Barack Title: Authorized Representative FRANKLIN BIOSCIENCE – PENN LLC By: Name: Jon Barack Title: Authorized Representative DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement FRANKLIN BIOSCIENCE OH, LLC By: Name: Jon Barack Title: Authorized Representative FRANKLIN BIOSCIENCE - NE LLC By: Name: Jon Barack Title: Authorized Representative FRANKLIN BIOSCIENCE - SE LLC By: Name: Jon Barack Title: Authorized Representative FRANKLIN BIOSCIENCE - SW LLC By: Name: Jon Barack Title: Authorized Representative BEYOND HELLO CA, LLC By: Name: Jon Barack Title: Authorized Representative JUSHI MA, INC. By: Name: Jon Barack Title: Authorized Representative DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement MCMANN, LLC By: Name: Jon Barack Title: Authorized Representative VALIANT ENTERPRISES, LLC By: Name: Jon Barack Title: Authorized Representative SF-D, INC. By: Name: Jon Barack Title: President JUSHI NV, INC. By: Name: Jon Barack Title: President JUSHI NV CLV, INC. By: Name: Jon Barack Title: President NULEAF RENO PRODUCTION, LLC By: Name: Jon Barack Title: Manager DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement NULEAF SPARKS CULTIVATION, LLC By: Name: Jon Barack Title: Manager NULEAF INCLINE DISPENSARY, LLC By: Name: Jon Barack Title: Manager NULEAF CLARK DISPENSARY, LLC By: Name: Jon Barack Title: Manager NULEAF CLV DISPENSARY, LLC By: Name: Jon Barack Title: Manager EAGLE EYE ENLIGHTENMENT, INC. By: Name: Jon Barack Title: President DocuSign Envelope ID: 44EC922A-68BC-4D6B-8B0D-D67C1558EBC3

Signature Page to Second Amendment to Credit Agreement ROXBURY, LP, as Agent and as sole Lender By: Name: Aaron Bunting Title: Officer

OMM_US:80908471.8 EXHIBIT A AMENDED CREDIT AGREEMENT [attached]

Conformed through Amendment No. 2 CREDIT AGREEMENT by and among JUSHI HOLDINGS INC., as Borrower, THE OTHER LOAN PARTIES THAT ARE PARTY HERETO, THE LENDERS THAT ARE PARTY HERETO as the Lenders, and ROXBURY, LP, as Agent Dated as of October 20, 2021 THIS INDEBTEDNESS GOVERNED HEREBY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF SUCH INDEBTEDNESS, THE HOLDER OF THIS NOTE SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF JUSHI HOLDINGS INC. AT 301 YAMATO ROAD, SUITE 3250, BOCA RATON, FLORIDA 33431 WHO WILL PROMPTLY MAKE SUCH INFORMATION AVAILABLE.

TABLE OF CONTENTS Page - i - 1. DEFINITIONS AND CONSTRUCTION. ..................................................................................... 1 1.1 Definitions ......................................................................................................................... 1 1.2 Accounting Terms ............................................................................................................ 40 1.3 Code ................................................................................................................................. 40 1.4 Construction ..................................................................................................................... 40 1.5 Schedules and Exhibits .................................................................................................... 41 2. LOAN AND TERMS OF PAYMENT. ........................................................................................ 41 2.1 Term Loan........................................................................................................................ 41 2.2 Borrowing Procedures ..................................................................................................... 42 2.3 Payments; Termination of Commitments; Prepayments ................................................. 43 2.4 Promise to Pay ................................................................................................................. 47 2.5 Interest Rates, Payments and Calculations ...................................................................... 47 2.6 Fees. ................................................................................................................................. 48 2.7 Crediting Payments. ......................................................................................................... 48 2.8 Designated Account ......................................................................................................... 49 2.9 Maintenance of Loan Account; Statements of Obligations ............................................. 49 2.10 Financial Examination and Other Fees ............................................................................ 49 2.11 Capital Requirements ....................................................................................................... 49 3. CONDITIONS; TERM OF AGREEMENT. ................................................................................ 51 3.1 Conditions Precedent to the Initial Extension of Credit .................................................. 51 3.3 [Reserved] ........................................................................................................................ 53 3.4 Term ................................................................................................................................. 53 3.5 Effect of Maturity ............................................................................................................ 53 3.6 Early Termination by the Borrower ................................................................................. 54 3.7 [Reserved] ........................................................................................................................ 54 4. REPRESENTATIONS AND WARRANTIES. ............................................................................ 54 4.1 Title to Assets; No Encumbrances ................................................................................... 54 4.2 Specified Acquisition ....................................................................................................... 54

TABLE OF CONTENTS (continued) Page - ii - 4.3 [Reserved] ........................................................................................................................ 55 4.4 Due Organization and Qualification; Subsidiaries........................................................... 55 4.5 Due Authorization; No Conflict....................................................................................... 55 4.6 Litigation .......................................................................................................................... 56 4.7 Compliance with Laws; Permits; Licenses ...................................................................... 56 4.8 Historical Financial Statements; No Material Adverse Effect ......................................... 57 4.9 Solvency........................................................................................................................... 57 4.10 Employee Benefits ........................................................................................................... 57 4.11 Environmental Condition ................................................................................................. 58 4.12 Real Property ................................................................................................................... 58 4.16 Payment of Taxes ............................................................................................................. 59 4.17 Margin Stock.................................................................................................................... 59 4.18 Governmental Regulation ................................................................................................ 59 4.19 Sanctions .......................................................................................................................... 60 4.20 Employee and Labor Matters ........................................................................................... 60 4.22 PEP .................................................................................................................................. 60 4.23 Location of Collateral ...................................................................................................... 61 4.24 EEA Financial Institutions ............................................................................................... 61 4.25 Intellectual Property ......................................................................................................... 61 5. [RESERVED]. .............................................................................................................................. 61 6. AFFIRMATIVE COVENANTS. ................................................................................................. 61 6.1 Financial Statements, Reports, Certificates ..................................................................... 62 6.2 Collateral Reporting ......................................................................................................... 62 6.3 Existence .......................................................................................................................... 62 6.4 Inspection; Appraisals ...................................................................................................... 62 6.5 Maintenance of Properties ............................................................................................... 63 6.6 Taxes ................................................................................................................................ 63 6.7 Insurance .......................................................................................................................... 63

TABLE OF CONTENTS (continued) Page - iii - 6.8 Compliance with Laws .................................................................................................... 64 6.9 Environmental .................................................................................................................. 64 6.13 Further Assurances .......................................................................................................... 65 6.14 Lender Meetings .............................................................................................................. 65 6.15 Material Contracts ............................................................................................................ 66 6.16 Books and Records .......................................................................................................... 66 7. NEGATIVE COVENANTS. ........................................................................................................ 67 7.1 Indebtedness..................................................................................................................... 67 7.2 Liens ................................................................................................................................ 67 7.3 Restrictions on Fundamental Changes ............................................................................. 67 7.4 Disposal of Assets ............................................................................................................ 68 7.5 Change Name ................................................................................................................... 68 7.6 Nature of Business ........................................................................................................... 68 7.7 Prepayments and Amendments ........................................................................................ 68 7.8 Restricted Payments ......................................................................................................... 69 7.9 [Reserved]. ....................................................................................................................... 69 7.10 Accounting Methods ........................................................................................................ 69 7.11 Investments ...................................................................................................................... 70 7.12 Transactions with Affiliates ............................................................................................. 70 7.13 Use of Proceeds ............................................................................................................... 70 7.14 Limitation on Issuance of Stock ...................................................................................... 70 7.15 Sale and Leaseback Transactions.. ................................................................................... 71 8. FINANCIAL COVENANTS. ....................................................................................................... 71 9. EVENTS OF DEFAULT. ............................................................................................................. 72 9.1 Events of Default ............................................................................................................. 72 10. THE LENDER GROUP’S RIGHTS AND REMEDIES. ............................................................. 75 10.1 Rights and Remedies ....................................................................................................... 75 10.2 Remedies Cumulative ...................................................................................................... 75

TABLE OF CONTENTS (continued) Page - iv - 11. TAXES AND EXPENSES. .......................................................................................................... 76 12. WAIVERS; INDEMNIFICATION. ............................................................................................. 76 12.1 Demand; Protest; etc ........................................................................................................ 76 12.2 The Lender Group’s Liability for Collateral .................................................................... 76 12.3 Indemnification ................................................................................................................ 76 13. NOTICES. ..................................................................................................................................... 77 14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. ..................................................... 78 15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. ................................................... 80 15.1 Assignments and Participations ....................................................................................... 80 15.2 Successors ........................................................................................................................ 81 16. AMENDMENTS; WAIVERS. ..................................................................................................... 81 16.1 Amendments and Waivers ............................................................................................... 81 16.2 Replacement of Certain Lenders ...................................................................................... 83 16.3 No Waivers; Cumulative Remedies ................................................................................. 83 17. AGENT; THE LENDER GROUP. ............................................................................................... 83 17.1 Appointment and Authorization of Agent ....................................................................... 83 17.2 Delegation of Duties ........................................................................................................ 84 17.3 Liability of Agent ............................................................................................................. 84 17.4 Reliance by Agent ............................................................................................................ 85 17.5 Notice of Default or Event of Default .............................................................................. 85 17.6 Credit Decision ................................................................................................................ 85 17.7 Costs and Expenses; Indemnification .............................................................................. 86 17.8 Agent in Individual Capacity ........................................................................................... 86 17.9 Successor Agent ............................................................................................................... 86 17.10 Lender in Individual Capacity ......................................................................................... 87 17.11 Withholding Taxes ........................................................................................................... 87 17.12 Collateral Matters ............................................................................................................ 90 17.13 Restrictions on Actions by Lenders; Sharing of Payments .............................................. 92

TABLE OF CONTENTS (continued) Page - v - 17.14 Agency for Perfection ...................................................................................................... 92 17.15 Payments by Agent to the Lenders .................................................................................. 92 17.16 Concerning the Collateral and Related Loan Documents ................................................ 93 17.17 Several Obligations; No Liability .................................................................................... 93 18. GENERAL PROVISIONS. .......................................................................................................... 93 18.1 Effectiveness .................................................................................................................... 93 18.2 Section Headings ............................................................................................................. 93 18.3 Interpretation .................................................................................................................... 93 18.4 Severability of Provisions ................................................................................................ 93 18.5 Counterparts; Electronic Execution ................................................................................. 94 18.6 Revival and Reinstatement of Obligations; Certain Waivers .......................................... 94 18.7 Confidentiality ................................................................................................................. 94 18.8 Debtor-Creditor Relationship........................................................................................... 95 18.9 Public Disclosure ............................................................................................................. 95 18.10 Survival ............................................................................................................................ 95 18.11 PATRIOT Act .................................................................................................................. 96 18.12 Integration ........................................................................................................................ 96 18.13 Joint and Several .............................................................................................................. 96 18.14 Acknowledgment and Consent to Bail-In of EEA Financial Institutions ........................ 96 18.15 Schedules ......................................................................................................................... 96

- vi - ANNEXES, EXHIBITS AND SCHEDULES Exhibit A Form of Assignment and Acceptance Exhibit B Form of Compliance Certificate Exhibit C Forms of U.S. Tax Compliance Certificates Exhibit D Form of Term Loan Request Exhibit E Form of Acquired Financed Loan Party Security Agreement Schedule A-1 Agent’s Account Schedule A-2 Authorized Persons Schedule A-3 Permitted Acquisitions Schedule C-1 Commitments Schedule D-1 Designated Account Schedule P-1 Permitted Liens Schedule 1.1(a) Excluded Subsidiaries Schedule 1.1(b) Permitted Transaction Schedule 2.3(f) Mandatory Prepayments Schedule 4.4(b) Capitalization of Loan Parties Schedule 4.4(c) Jurisdictions of Organization of Loan Parties Schedule 4.6(b) Litigation Schedule 4.7(d) Cannabis Licenses Schedule 4.12 Real Property Schedule 4.14 Existing Indebtedness Schedule 4.23 Location of Collateral Schedule 4.25 Intellectual Property Schedule 4.26 Broker Fees Schedule 6.1 Financial Statements, Reports, Certificates Schedule 6.2 Collateral Reporting Schedule 6.7 Insurance Schedule 7.6 Nature of Business Schedule 7.7(a) Prepayments and Amendments Schedule 7.12 Affiliate Transactions Schedule 7.15 Permitted Sale Leasebacks Schedule 9.1(h) Specified Default

CREDIT AGREEMENT THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of October 20, 2021 by and among JUSHI HOLDINGS INC., a company organized under the laws of the Province of British Columbia (“Borrower”), the other Loan Parties that are party hereto from time to time, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and ROXBURY, LP, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”). The parties agree as follows: 1. DEFINITIONS AND CONSTRUCTION. 1.1 Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to such terms below: “Acquired Financed Loan Party” or “Acquired Financed Loan Parties” means each Loan Party that is acquired by the Borrower or its Subsidiaries pursuant to the Specified Acquisition or a Permitted Acquisition and that is financed, in whole or in part, with Term Loans. “Acquired Financed Loan Party Collateral” shall mean all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Acquired Financed Loan Party. “Acquired Financed Loan Party Guaranty and Security Agreement” means any Guaranty and Security Agreement executed and delivered to Agent by an Acquired Financed Loan Party as may be required pursuant to Section 6.11 hereof with respect to any Permitted Acquisition, for the benefit of the Lender Group, which shall provide that the Lender Group shall be entitled to a first priority Lien on all Acquired Financed Loan Parties Collateral and shall be in substantially the form attached hereto as Exhibit E. “Acquired Financed Loan Party Leasehold Property” means any leasehold interest of any Acquired Financed Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Agent in its sole discretion as not being required to be included in the Collateral. “Acquired Financed Loan Party Mortgage” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by any Acquired Financed Loan Party in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber any Acquired Financed Loan Party Real Property. “Acquired Financed Loan Party Mortgage Supporting Documents” means, with respect to each Acquired Financed Loan Party Mortgage for a parcel of Acquired Financed Loan Party Real Property, each of the following:

- 2 - (i) evidence in form and substance reasonably satisfactory to Agent that the recording of counterparts of such Acquired Financed Loan Party Mortgage in the recording offices specified in such Acquired Financed Loan Party Mortgage will create a valid and enforceable first priority lien on the property described therein in favor of Agent (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted hereunder and (B) such other Liens as Agent may reasonably approve; (ii) a lender’s Title Insurance Policy dated a date reasonably satisfactory to Agent, which shall (A) be in an amount not less than the appraised value (determined by reference to an appraisal) of such parcel of Acquired Financed Loan Party Real Property in form and substance satisfactory to Agent, but subject to the limitations imposed by the approved Title Insurance Company, (B) insure that the Lien granted pursuant to the Acquired Financed Loan Party Mortgage insured thereby creates a valid first Lien on such parcel of Acquired Financed Loan Party Real Property free and clear of all defects and encumbrances, except for Liens permitted hereunder and for such defects and encumbrances as may be approved by Agent, (C) name Agent as the insured thereunder, (D) contain such endorsements as Agent deems reasonably necessary to the extent available from the Title Insurance Company in the State where the Acquired Financed Loan Party Real Property is located, and I be otherwise in form and substance reasonably satisfactory to Agent; (iii) copies of a recent ALTA survey of such parcel of Acquired Financed Loan Party Real Property in form and substance satisfactory to Agent, but in any event allowing for the Title Insurance Policy to be issued without a standard survey exception and with same as survey endorsement to the extent available from the Title Insurance Company in the State where the Acquired Financed Loan Party Real Property is located; (iv) evidence in form and substance reasonably satisfactory to Agent that all premiums in respect of the lender’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Acquired Financed Loan Party Mortgage have been paid; (v) concurrent with the delivery of any Acquired Financed Loan Party Mortgage with respect to a Acquired Financed Loan Party Real Property, (i) if the improvements to the applicable improved property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification thereof to the Borrower (“Borrower Notice”), (ii) the Borrower’s written acknowledgment of receipt of Borrower Notice as to the fact that such Acquired Financed Loan Party Real Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Acquired Financed Loan Party Real Property is located, copies of the applicable Acquired Financed Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued and naming Agent as loss payee on behalf of the Lender Group; and (vi) such other agreements, documents and instruments in form and substance reasonably satisfactory to Agent as Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Acquired Financed Loan Party Real Property in favor of Agent (or in favor of such other trustee as may be required or desired under local law) subject only to (A) Liens permitted hereunder and (B) such other Liens as Agent may reasonably approve.

- 3 - “Acquired Financed Loan Party Real Property” means any estates or interests in real property now owned or hereafter acquired by any Acquired Financed Loan Party and the improvements thereto. “Acquired Non-Financed Parties” means each Subsidiary that is acquired by the Borrower or its Subsidiaries pursuant to a Permitted Acquisition that is not an Acquired Financed Loan Party. “Acquired Non-Financed Party Guaranty and Security Agreement” means any Guaranty and Security Agreement executed and delivered to Agent by an Acquired Non-Financed Party as may be required pursuant to Section 6.11 hereof, for the benefit of the Lender Group, which shall provide that: (1) the Lender Group shall be entitled to a Lien on all Acquired Non-Financed Party Collateral which shall be senior to all other Liens other than Permitted Priority Liens; and (2) the Lender Group’s Lien will, upon repayment of the loans financing the Permitted Acquisition of the relevant Acquired Non-Financed Party, automatically become a first priority Lien. “Acquired Non-Financed Party Collateral” shall mean all Collateral now owned or hereafter acquired by any Acquired Non-Financed Party. “Acquired Party” or “Acquired Parties” means the Acquired Financed Loan Parties and the Acquired Non-Financed Parties, or any of them individually. “Additional Documents” has the meaning specified therefor in Section 6.13. “Additional Term Loans” has the meaning specified therefor in Section 2.1(b). “Adjusted EBITDA” means, with respect to any period, 1. EBITDA, minus (a) without duplication, the sum of the following amounts of Borrower and its Subsidiaries for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) extraordinary non-recurring or unusual gains and income, and (ii) non-cash items increasing consolidated net earnings for such period including in connection with any earn-out or conditional consideration payable in connection with a Permitted Acquisition (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), and (iii) interest income, plus (b) without duplication, the sum of the following amounts of Borrower and its Subsidiaries for such period to the extent included in determining consolidated net earnings (or loss) for such period:

- 4 - (i) non-recurring non-cash charges, losses or expenses or other extraordinary costs and expenses, including for goodwill writeoffs and write downs; (ii) non-cash compensation expense, or other non-cash expenses or charges in each case arising from the granting of stock options, stock appreciation rights, restricted stock, or similar arrangements; (iii) the amount of any minority interest expense attributable to minority interests of third parties in the positive income of any non-wholly owned Subsidiary; (iv) the amount of “run-rate” cost savings, operating expense reductions and synergies (collectively, “Cost Savings”) projected by the Borrower in good faith to result from actions taken, committed to be taken or expected in good faith to be taken with respect to integrating, consolidating or discontinuing operations, headcount reductions, closure of facilities or Permitted Acquisition within twelve (12) months thereafter, net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable and set forth in an officer’s certificate delivered to Agent; (v) any expenses, charges or losses to the extent covered and actually reimbursed by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or sale, conveyance, transfer or other disposition of assets permitted under this Agreement; (vi) expenses, charges or losses with respect to liability or casualty events or business interruption to the extent covered and actually reimbursed by insurance; (vii) non-cash compensation, fees and expense reimbursements paid to board directors to the extent permitted under Section 7.1; (viii) (A) transaction fees and transaction expenses incurred in connection with the Senior Notes Refinancing and (B) reasonable and documented out-of-pocket fees and expenses incurred in connection with any amendments, consents or waivers to or under this Agreement and any other Loan Document or the negotiation, execution and delivery of additional Loan Documents; (ix) transaction expenses incurred in connection with a Permitted Investment or a Permitted Acquisition (irrespective of whether such Permitted Acquisition is consummated, subject to a maximum of *** of EBITDA for non-consummated transactions), including any refinancing of (or amendment to) any Indebtedness acquired or assumed in connection with such Permitted Investment or Permitted Acquisition); (x) transaction expenses incurred in connection with (A) any actual or proposed issuance of Indebtedness permitted hereunder (regardless of whether consummated), (B) the issuance of any Restricted Payments or equity permitted hereunder (including for the avoidance of doubt any actual or proposed offering of equity securities of the Borrower) (C) the making of any Permitted Disposition; (D) Borrower’s registration as a reporting issuer in the United States pursuant to the Exchange Act or (E) any actual or proposed public or private offering of Stock; (xi) other cash charges and expenses approved in writing by Agent in its sole discretion;

- 5 - (xii) [reserved]; (xiii) any other non-cash charges, including any write-offs, write-downs, expenses, losses, impairment charges and the impact of purchase accounting, including in connection with inventory or any earn-out or conditional consideration payable in connection with a Permitted Acquisition, but excluding (A) any write-off or write-down of accounts receivable, and (B) amortization of a prepaid cash item that was paid in a prior period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent); (xiv) start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses, including, without limitation, costs or reserves associated with improvements to information technology functions, integration and facilities opening costs, costs relating to entry into a new state, project startup costs, costs relating to any strategic initiative or new operations and conversion costs and any business development, consulting or legal costs and fees relating to the foregoing; (xv) integration costs in connection with any Permitted Acquisition or Permitted Investment, including severance costs, noncompetition and non-solicitation costs, retention and completion bonuses, business optimization expenses, transition costs, costs related to the closure, relocation and/or consolidation of offices and facilities (including the termination or discontinuance of activities constituting a business or business unit), contract termination costs, recruiting, signing and completion bonuses and expenses, systems establishment costs, conversion costs, excess pension charges and curtailments or modifications to pension and post-retirement employee benefit plans; (xvi) non-recurring litigation and arbitration costs, charges, fees and expenses (including payments of legal settlements, fines, judgments or orders) exceeding ***; (xvii) costs related to restructurings, including severance, recruiting, contract termination, relocation, integration, information technology investment and other costs and expenses; (xviii) non-cash fair value adjustments, including those resulting from purchase accounting, to inventory sold and biological assets, including cannabis plants, measured at fair value less cost to sell up to the point of harvest; (xix) non-cash fair value adjustments to derivative instruments; and (xx) non-cash fair value adjustments to unrealized gains or losses on financial assets or liabilities, including but not limited to modification or extinguishment of Indebtedness, or modification of warrants or exchangeable shares of the Borrower and its Subsidiaries; provided that the aggregate amounts added back pursuant to clauses (b)(iv), (xiv), (xv) (solely to the extent such costs are paid in cash) and (xvii) (solely to the extent such costs are paid in cash) shall not exceed an amount equal to *** of Adjusted EBITDA as determined without giving effect to such clauses. For the purpose of calculating EBITDA and Adjusted EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated a Permitted Acquisition, EBITDA and Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such period.

- 6 - “Affected Lender” has the meaning specified therefor in Section 2.11(b). “Affiliate” means, as applied to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided that, for purposes of Section 7.10 only: (a) any Person which owns directly or indirectly ten percent (10.00%) or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or ten percent (10.00%) or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person; and provided further, that in no event shall Agent, any Lender or their respective Affiliates be deemed to be Affiliates of any Loan Party for any purpose whatsoever. “Agent” has the meaning specified therefor in the preamble to this Agreement. “Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys and agents. “Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to the Borrower and the Lenders). “Agent’s Liens” means the Liens granted by the Loan Parties to Agent under the Loan Documents securing or purporting to secure the Obligations for the benefit of the Lender Group. “Agreement” has the meaning specified therefor in the preamble to this Agreement. “Amended and Restated Guaranty and Security Agreement” means that certain Amended and Restated Guaranty and Collateral Security Agreement dated as of the Second Amendment Subsequent Effective Date and executed and delivered by the Borrower and each Loan Party to Agent for the benefit of the Lender Group, as amended, restated, supplemented or otherwise modified from time to time. “Applicable Law” means any applicable United States or foreign federal, state, or local statute, law, ordinance, regulation, rule, code, order (whether executive, legislative, judicial or otherwise), judgment, injunction, notice, decree or other requirement or rule of law or legal process, or any other order of, or agreement issued, promulgated or entered into by any Governmental Authority, in each case related to the conduct and business of the applicable Person, including but not limited to any applicable Sanctions Laws, Money Laundering Laws or Environmental Laws; provided, however, that “Applicable Law” shall exclude all Federal Cannabis Laws. “Applicable Accounting Standards” means (a) initially, IFRS applied on a basis consistent with the most recent audited financial statements of the Borrower and its consolidated Subsidiaries; and (b) upon the Borrower’s election to use GAAP for financial reporting purposes commencing with the third fiscal quarter of fiscal year 2021, references herein to “Applicable Accounting Standards” shall thereafter be construed to mean (i) for the third and fourth fiscal quarters of fiscal year 2021 of the Borrower, IFRS or GAAP as the Borrower may elect (provided that to the extent the Borrower elects to use IFRS during

- 7 - such periods during which GAAP is available, the Borrower will provide Agent a reconciliation to GAAP) and (ii) for all periods thereafter, GAAP. “Application Event” means the occurrence of (a) a failure by the Borrower to repay all of the Obligations (other than contingent obligations in respect of which no claim has been made) in full on the Maturity Date, (b) an Event of Default described in Section 9.1(d) or Section 9.1(e), or (c) any other Event of Default, subject to the expiration of any applicable cure period, and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(ii). “Assignee” has the meaning specified therefor in Section 15.1(a). “Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A to this Agreement. “Auditor” means Marcum LLP, or any other independent certified public accountant reasonably acceptable to Agent. “Authorized Person” means any one of the individuals identified on Schedule A-2, as such schedule is updated from time to time by written notice from the Borrower to Agent and the Lenders. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail- In Legislation Schedule. “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time. “Benefit Plan” means (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six (6) years and (ii) any Foreign Plan. “Board of Directors” means, as to any Person, the board of directors (or comparable governing body) of such Person or any committee thereof duly authorized to act on behalf of the board of directors (or comparable governing body). “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” has the meaning specified therefor in the preamble to this Agreement. “Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of Florida. “Cannabis Law” means any applicable state, or local statute, law, ordinance, regulation, rule, code, order (whether executive, legislative, judicial or otherwise), judgment, injunction, notice, decree or other requirement or rule of law or legal process, or any other order of, or agreement issued, promulgated

- 8 - or entered into by any Governmental Authority, in each case related to the cultivation, manufacture, development, distribution, or sale of cannabis or products containing cannabis, but explicitly excluding Federal Cannabis Laws. “Cannabis License” means all permits, licenses, registrations, variances, land-use rights, clearances, consents, commissions, franchises, exemptions, orders, authorizations, and approvals from Governmental Authorities authorizing the recipient to conduct business in accordance with the Cannabis Laws of each applicable jurisdiction including specifically applicable licenses required by the Cannabis Laws in each state in which a Loan Party operates. “Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures by such Person during such period that are capital expenditures as determined in accordance with Applicable Accounting Standards, whether such expenditures are paid in cash or financed. “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than one hundred million Dollars ($100,000,000), (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than five hundred million Dollars ($500,000,000), having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above. “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements. “Change of Control” means:

- 9 - (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 45% (in each case on a fully-diluted basis) of the aggregate voting or aggregate economic interests in the Borrower; (b) a sale of all or substantially all of the assets of the Borrower (on a consolidated basis); (c) the Borrower ceases to beneficially and of record own and control, directly or indirectly, free and clear of all Liens other than Permitted Liens (including without limitation Liens incurred in connection with Permitted Acquisitions), one hundred percent (100.00%) of the issued and outstanding shares of each class of capital Stock of any Loan Party other than the Borrower, provided, however, that any Permitted Disposition shall not constitute a Change of Control for purposes of this definition; (d) the Current Directors shall cease to constitute at least a majority of the members of the Borrower’s Board of Directors; or (e) the occurrence of a change in control, or other similar provision, as defined in any document governing any Material Indebtedness triggering a default, mandatory prepayment or mandatory repurchase offer, which default, mandatory prepayment or requirement to make a mandatory repurchase offer has not been waived in writing. “Closing Date” means October 20, 2021. “Code” means the New York Uniform Commercial Code, as in effect from time to time. “Collateral” shall mean all of the Loan Parties’ right, title and interest in and to all personal property of such Loan Party whether now owned or existing or hereafter acquired or arising and wherever located, including without limitation all Acquired Financed Loan Party Collateral and all Acquired Non- Financed Party Collateral (subject to Permitted Priority Liens), but excluding, for the avoidance of doubt, the Excluded Property. “Commitments” means with respect to each Lender, its commitment to make the Term Loans pursuant to the terms of this Agreement, and, with respect to all Lenders, their commitments to make the Term Loans pursuant to the terms of this Agreement, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 15.1. “Competitor” means any direct competitor of the Borrower or any Loan Party constituting (i) a licensed multi-state operator engaged in the cultivation, manufacturing, production, distribution or retail sale of cannabis or cannabis-related products, or (ii) a licensed single-state operator engaged in the cultivation, manufacturing, production, distribution or retail sale of cannabis or cannabis-related products in a State in which the Borrower or any Subsidiary operates, and any Affiliate thereof that has a controlling interest in such multi-state operator or single-state operator.

- 10 - “Compliance Certificate” means a certificate substantially in the form of Exhibit B to this Agreement delivered, on behalf of the Borrower, by the chief financial officer or chief executive officer of the Borrower to Agent and the Lenders. “Concentration Account” means a Deposit Account maintained by the Borrower at *** or another financial institution reasonably acceptable to Agent, which account is at all times subject to a springing Control Agreement in favor of Agent. “Controlled Account Trigger Period” means a period commencing on ***, and terminating on the latest of: (a) ***, and (b) the Loan Parties have delivered bank statements prepared by the relevant account bank(s) and a certificate in form and substance satisfactory to the Agent, from the Chief Executive Officer, Chief Financial Officer or other similar officer of Borrower evidencing to the Agent’s satisfaction that the foregoing clause (a) has been satisfied. “Control Agreement” means, with respect to any Deposit Account, Securities Account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent. “Cost Savings” has the meaning specified therefor in the definition of Adjusted EBITDA. “Current Director” means any member of the Board of Directors of the Borrower as of the Closing Date and (i) any Person occupying a vacant position on the Board of Directors of the Borrower or (ii) any successor of a Current Director, in each case whose election, or nomination for election by the Borrower’s shareholders, was approved by at least a majority of the Current Directors then on the Board of Directors. “Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (i) Adjusted EBITDA for the consecutive four (4) fiscal quarter period ended as of such date, to (ii) the aggregate amount of all payments of principal and interest in whatever form for all Indebtedness due or made by the Borrower and its consolidated Subsidiaries (collectively, the “Debt Service Amounts”) during the consecutive four (4) fiscal quarter period ended as of such date (other than with respect to the payment of principal in connection with a refinancing that constitutes Permitted Indebtedness hereunder); provided that for purposes of calculating the Debt Service Coverage Ratio for the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022, instead of using the Adjusted EBITDA and Debt Service Amounts for the consecutive 4 fiscal quarter period ending as of such date, such amounts will be annualized as follows: (i) for the fiscal quarter ending March 31, 2022, the Adjusted EBITDA and Debt Service Amounts for the fiscal quarter ending March 31, 2022 will be multiplied by 4; (ii) for the fiscal quarter ending June 30, 2022, the sum of the Adjusted EBITDA and the sum of the Debt Service Amounts, in each case for the fiscal quarters ending March 31, 2022 and June 30, 2022, will be multiplied by 2; and

- 11 - (ii) for the fiscal quarter ending September 30, 2022, the sum of the Adjusted EBITDA and the sum of the Debt Service Amounts, in each case for the fiscal quarters ending March 31, 2022, June 30, 2022 and September 30, 2022, will be multiplied by 1 and 1/3. “Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default. “Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date on which it is required to do so under this Agreement, (b) has notified the Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent and the Required Lenders) under which it has committed to extend credit, (d) has failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) (A) becomes the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or Insolvency Proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (B) becomes the subject of a Bail-In Action. “Deposit Account” means any deposit account (as such term is defined in the Code). “Designated Account” means the Deposit Account of the Borrower identified on Schedule D-1 (or such other Deposit Account of the Borrower located at Designated Account Bank that has been designated as such, in writing, by the Borrower to Agent). “Designated Account Bank” has the meaning specified therefor in Schedule D-1 (or such other bank that is located within the United States that has been designated as such, in writing, by the Borrower to Agent). “Disposition” has the meaning specified in Section 7.4. “Disqualified Stock” means any Stock other than *** that, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof for cash, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Stock that would constitute Disqualified Stock, in each case, prior to the date that is ninety one (91) days after the Maturity Date. “Dollars” or “$” means United States dollars.

- 12 - “Draw Period” means (i) with respect to the Initial Term Loan, the Closing Date, and (ii) with respect to any Additional Term Loans, the period from and including the Closing Date until, but not including, the date that is the 18-month anniversary of the Closing Date. Notwithstanding the foregoing, it is acknowledged and agreed to no Additional Term Loans will be funded after the Second Amendment Subsequent Effective Date. “EBITDA” means, with respect to the Borrower and its Subsidiaries (excluding any Subsidiaries not incorporated, organized or formed in the United States or Canada) determined on a consolidated basis, for any period, (a) net earnings (or loss), excluding the earnings of any entity that is not a Subsidiary but in which the Borrower directly or indirectly owns any Stock, except to the extent such earnings are actually distributed in cash to the Borrower, plus (b) without duplication, the sum of the following amounts of the Borrower and its Subsidiaries for such period to the extent included in determining consolidated net earnings (or loss) for such period: (i) Interest Expense (and to the extent not reflected in Interest Expense, (x) bank and letter of credit fees and premiums in connection with financing activities and (y) amortization of deferred financing and loan fees, (ii) federal, state or local taxes and foreign taxes, in each case based upon income or earnings, and (iii) depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards. “EBITDAR” means Adjusted EBITDA plus (without duplication, and to the extent deducted from net earnings) rental expenses to be paid in cash during such period. “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Employee Notes” means certain promissory notes evidencing certain Indebtedness owed to Borrower by certain employees of Borrower in existence on the Closing Date and disclosed to Agent prior to the Closing Date.

- 13 - “Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority or any third party involving violations of Environmental Laws, or Releases of Hazardous Materials (a) at or from any assets, properties, or businesses of the Borrower or any of its Subsidiaries, or any of their predecessors in interest or (b) at or from any facilities which received Hazardous Materials generated by Borrower or any of its Subsidiaries, or any of their predecessors in interest. “Environmental Law” means any Applicable Law relating to worker health and safety, protection of the environment or natural resources, or the use, transportation, storage, disposal, Release or remediation of any Hazardous Material. “Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, (including punitive damages, consequential damages and treble damages), costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action. “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities. “Equipment” means equipment (as that term is defined in the Code). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto and the rules and regulations promulgated thereunder. “ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with the Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of the any Loan Party under IRC Section 414(o). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any of its Subsidiaries or ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the IRS, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer

- 14 - Plan, or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its Subsidiaries or ERISA Affiliates. “Escrow Agent” means Odyssey Trust Company. “Escrow Agreement” means that certain Escrow Agreement dated October 20, 2021 among Agent, Borrower, and Odyssey Trust Company. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default” has the meaning specified therefor in Section 9. “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time. “Excluded Accounts” means (a) any segregated Bank Account specifically and exclusively used to hold tax funds, trust funds and other Collateral funds reasonably acceptable to Agent (b) controlled disbursement accounts (to the extent that such accounts are zero balance accounts), and (c) Petty Cash Accounts. “Excluded Deposit Accounts” has the meaning specified therefor in Section 6.17. “Excluded Property” has the meaning specified therefor in the Amended and Restated Guaranty and Security Agreement. “Excluded Subsidiaries” means any Subsidiary of the Borrower that, pursuant to the most recently delivered quarterly Financial Reports, meets any of the following criteria: (a) together with all other subsidiaries excluded pursuant to this clause (a), contributes less than *** of Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis and owns less than *** of the total assets (excluding real property) of the Borrower and its Subsidiaries on a consolidated basis; (b) is not directly or indirectly wholly-owned by any Loan Party (it being understood that any transaction that results in a Subsidiary not being so wholly-owned that is undertaken for the primary purposes of making such Subsidiary an Excluded Subsidiary shall not be given effect for purposes of this clause (b)); (c) has assets all or substantially all of which consist of ownership or leasehold or other interests in real property (except to the extent such ownership or leasehold or other interests constitute Acquired Financed Loan Party Real Property or Acquired Financed Loan Party Leasehold Property, in which case such Subsidiary shall be an Acquired Financed Loan Party, (d) is incorporated or otherwise formed or organized outside the United States of America or Canada; (e) is prohibited or restricted by Applicable Law (including without limitation any Cannabis Laws) or contractual obligation (so long as, in respect of any such contractual obligation, such prohibition either existed on the Closing Date or, if later, on the date the applicable Subsidiary is acquired or when such Subsidiary would have otherwise been required to become a Loan Party and such contractual obligation was not created in contemplation of avoiding the contractual obligations of the Loan Parties under the Loan Documents) from providing a guarantee or pledge of equity or granting a Lien in or over its asset, as and to the extent applicable, (f) that would require a consent, approval, license, authorization or consent from any Person (including any Governmental Authority but excluding any Loan Party or any of its Affiliates) in order to become an obligor hereunder (including, in each case, under any financial assistance, corporate benefit or thin capitalization rule), but not under any contractual obligation entered into for the primary purpose of making such Subsidiary an Excluded Subsidiary, or (g) any

- 15 - Subsidiary to the extent providing a guarantee or pledge of equity or granting a Lien in or over its asset is likely to result in material adverse Tax consequences to Borrower (as determined by Borrower in its reasonable discretion in consultation with its tax advisors); provided that, in each case, such exclusions shall remain only for so long as the facts, circumstances, prohibitions or restrictions giving rise to the exclusion shall continue to apply. Schedule 1.1(a) hereto sets forth a list of each Excluded Subsidiary that exists on the Second Amendment Initial Effective Date and identifies which category of Excluded Subsidiary under this definition applies to such Excluded Subsidiary. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 16.2(a)(ii)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 17.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 17.11(f) and (d) any withholding Taxes imposed under FATCA. “Exempted Permitted Acquisition Indebtedness” means Indebtedness incurred to finance a Permitted Acquisition in an aggregate principal amount not to exceed *** for all such Indebtedness and which satisfies each of the following at all times: (a) such Indebtedness is subordinated in right of payment to the payment of all Obligations hereunder; (b) any Lien securing such Indebtedness is subject and subordinate to the Lender Group’s Security; (c) the stated maturity of such Indebtedness is at least 91 days subsequent to the Maturity Date; and (d) the interest rate applicable to such Indebtedness does not exceed *** per annum. “FATCA” means Sections 1471 through 1474 of the IRC, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC. “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the

- 16 - conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing. “Finance Lease” means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a finance lease under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding anything to the contrary herein, in the event of an accounting change requiring all leases to be capitalized, at the Borrower’s election only those leases that would constitute Finance Leases in conformity with Applicable Accounting Standards on the Closing Date shall be considered Finance Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. “Finance Lease Obligation” means, with respect to any Person as of any date of determination, all Obligations of such Person to pay rent or other amounts under a Finance Lease. “First Amendment Effective Date” means April 29, 2022. “Foreign Lender” means each Lender (or if the Lender is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Lender for U.S. federal income tax purposes) that is not a United States person within the meaning of IRC section 7701(a)(30). “Foreign Plan” means any employee benefit plan or arrangement that would be considered a “defined benefit plan” (as defined in Section 3(35) of ERISA) if such plan was maintained in the United States and that is (a) maintained or contributed to by the Borrower or any of its subsidiaries that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of the Borrower or any of its Subsidiaries. “Funds Flow” means a flow of funds setting forth the sources and uses of capital for the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Agent. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied. “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, certificates of designations pertaining to preferred securities, by-laws, or other organizational documents of such Person. “Governmental Authority” means the government of the United States, any foreign country or any multinational authority, or any state, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, tax, regulatory or administrative functions of or pertaining to government, including, without limitation, other administrative bodies or quasi‑governmental entities established to perform the functions of any such agency or authority, and any agency, branch or other governmental body (federal or state) charged with the responsibility, or vested with the authority to administer or enforce, any Applicable Laws.

- 17 - “Guarantor” means each Subsidiary of the Borrower except for the Excluded Subsidiaries, including any Subsidiary formed or acquired after the Closing Date that becomes a Guarantor pursuant to Section 6.11 of this Agreement. “Guaranty” means any guaranty agreement entered into at any time on or after the Closing Date, executed and delivered by any Guarantor to Agent for the benefit of the Lender Group, including each Guaranty and Security Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time. “Guaranty and Security Agreements” means, collectively, the Amended and Restated Guaranty and Security Agreement, each Acquired Financed Loan Party Guaranty and Security Agreement, and each Acquired Non-Financed Party Guaranty and Security Agreement. “Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity” (b) petroleum and petroleum products, and (c) per- and polyfluoroalkyl substances (PFAS). “Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code. “Historical Financial Statements” has the meaning specified therefor in Section 4.8. “IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as in effect in Canada from time to time. “Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Finance Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices that are less than ninety (90) days past due and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited

- 18 - amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation. “Indemnified Liabilities” has the meaning specified therefor in Section 12.3. “Indemnified Person” has the meaning specified therefor in Section 12.3. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indenture Senior Notes” means the 10% Senior Secured Notes due January 15, 2023 issued by the Borrower pursuant to, and governed by, the Senior Notes Indenture, as may be amended from time to time pursuant to the terms thereof. “Initial Term Loan” has the meaning specified therefor in Section 2.1(a). “Initial Term Loan Amount” means forty million Dollars ($40,000,000) less the Original Issue Discount. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief. “Intellectual Property” has the meaning specified therefor in the Amended and Restated Guaranty and Security Agreement. “Intellectual Property Security Agreement” means any security agreement executed and delivered to Agent by a Loan Party as may be required pursuant to the relevant Guaranty and Security Agreement with respect to any Intellectual Property of such Loan Party, for the benefit of the Lender Group, which shall be in form and substance satisfactory to Agent. “Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement dated as of December 7, 2022 by and among the Agent, the Subordinated Notes Trustee, Acquiom Agency Services, LLC, and the Loan Parties. “Interest Expense” means, for any period, the aggregate of the interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with Applicable Accounting Standards. “Interest Rate” has the meaning set forth in Section 2.5(a). “Inventory” means inventory (as that term is defined in the Code). “Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business and consistent with past practice, and (b) bona fide accounts arising in the

- 19 - ordinary course of business consistent with past practice), purchase, or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment. “IRC” means the Internal Revenue Code of 1986, as in effect from time to time. “Jushi Europe” means Jushi Europe SA, a société anonyme organized under the laws of Switzerland. “Jushi Europe Proceeding” means that certain petition for bankruptcy that is contemplated to be filed by Jushi Europe in Switzerland either on or after the First Amendment Effective Date, and any Insolvency Proceeding relating thereto. “Lease” means, with respect to any Leasehold Property (including any Acquired Financed Loan Party Leasehold Property), the lease, sublease or other agreement under the terms of which any Loan Party has or acquires from any Person any right to occupy or use such Real Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty. “Leasehold Property” means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Agent in its sole discretion as not being required to be included in the Collateral. “Lender” has the meaning set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement pursuant to the provisions of Section 15.1 and “Lenders” means each of the Lenders or any one or more of them. “Lender Group” means each of the Lenders and Agent, or any one or more of them. “Lender Group Expenses” means all of the following (without double-counting or duplication): (a) reasonable and documented out-of-pocket costs or expenses (excluding Taxes (which are addressed in Section 11) required to be paid by the Loan Parties under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented, reasonable, out of pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with the Loan Parties under any of the Loan Documents (in each case, solely to the extent contemplated by this Agreement), photocopying, notarization, couriers and messengers, telecommunication, third party digital automation services and compliance software, public record searches, filing fees, recording fees, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys (solely to the extent contemplated by this Agreement), and real estate title policies and endorsements and environmental audits (solely to the extent expressly contemplated by this Agreement) (c) Agent’s customary and documented fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Loan Party or other members of the Lender Group (whether by wire transfer or otherwise) together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (d) reasonable and documented charges paid, imposed or incurred by Agent and or any Lender resulting from the dishonor of checks payable by or to any Loan Party, (e)

- 20 - reasonable documented out of pocket costs and expenses paid or incurred by the Lender Group to correct any Default or Event of Default or enforce any provision of the Loan Documents, or, upon the occurrence and during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, or defending the Loan Documents, irrespective of whether a lawsuit or adverse proceeding is brought, or in taking any enforcement action concerning the Collateral, (f) solely to the extent contemplated by the terms of this Agreement, financial examination, appraisal, audit, and valuation reasonable and documented fees and reasonable and documented out-of- pocket expenses of Agent related to any inspections or financial examination, appraisal, audit, and valuation to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement; provided, that such limits shall not apply during the continuance of an Event of Default), (g) Agent’s reasonable and documented out of pocket costs and expenses (including reasonable and documented expenses of one primary counsel) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party and (h) Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable and documented attorney’s fees and due diligence expenses of (i) one external counsel to Agent and the Lenders, taken as a whole in each appropriate material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and (ii) any additional counsel if one or more actual conflicts of interest arise for each class of similarly situated Persons) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of the Loans, CUSIP, DXSyndicate, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), amending, waiving, or modifying the Loan Documents. “Lender Group Representatives” has the meaning specified therefor in Section 18.7(a). “Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents. “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement and the interest of a lessor under a Finance Lease and any Synthetic Lease (provided that, for the avoidance of doubt, in no event shall an operating lease be deemed to constitute a Lien. “Loan” means any Term Loan made hereunder and “Loans” means all of them, collectively. “Loan Account” has the meaning specified therefor in Section 2.9. “Loan Documents” means this Agreement, the Intercreditor Agreement, each Guaranty and Security Agreement, any Guaranty, each Control Agreement, each Intellectual Property Security Agreement, the Acquired Financed Loan Party Mortgages, the Notes and any other instrument or agreement entered into, now or in the future, by any Loan Party and any member of the Lender Group in connection with this Agreement.

- 21 - “Loan Party” means the Borrower and any Guarantor, and “Loan Parties” means each of them. “Loan Party Representatives” has the meaning specified in Section 18.9. “LQA EBITDAR” means EBITDAR for the Borrower’s most recently ended fiscal quarter multiplied by 4. “Make-Whole Premium” with respect to any Term Loan or any portion thereof on any date of prepayment pursuant to Section 2.3(g), means an amount equal to (a) if such prepayment is made on or prior to *** of the principal amount of such prepayment; and (b) if such prepayment is made on or after *** of the principal amount of such prepayment. No Make-Whole Premium will apply to any prepayment made on or after ***. “Manassas Property” means that certain real property located at 8100 Albertstone Circle, Manassas, VA 20109. “Margin Stock” has the meaning specified in Regulation U of the Board of Governors as in effect from time to time. “Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which causes a material impairment of their ability to perform their obligations under the Loan Documents; (ii) the legality, validity, or enforceability of the Loan Documents under Applicable Law or (iii) an invalidity or impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral under Applicable Law. “Material Contract” means, with respect to any Person, (i) each contract or agreement (including any Lease) to which such Person is a party involving aggregate revenues payable to, consideration payable to or by, or the principal amount of Indebtedness incurred by such Person (in each case to the extent reasonably determinable by such Person) of one million Dollars ($1,000,000) or more (other than purchase orders or customer agreements in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person in the ordinary course of its business upon less than thirty (30) days’ notice without penalty or premium), (ii) the Specified Acquisition Agreement, (iii) each Senior Note Loan Document, and (iv) all other contracts or agreements, the loss of which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. “Material Indebtedness” means any Indebtedness in excess of *** in aggregate outstanding principal amount. “Maturity Date” means December 31, 2024. “Money Laundering Laws” means all Applicable Laws that may be enforced by any Governmental Authority relating to anti-money laundering statutes, laws, regulations and rules, including, but not limited to the Bank Secrecy Act (31 U.S.C. §5311 et seq.; 12 U.S.C. §§1818(s) 1829(b), 1951-1959), as amended by the Patriot Act. “Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

- 22 - “Mortgage” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by any Loan Party in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property owned by any Loan Party. “Multiemployer Plan” means any Pension Plan that is an employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries or any ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Net Cash Proceeds” means, with respect to any sale or disposition by any Loan Party of its assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by a Loan Party in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities a Loan Party in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid or payable to a Person that is not an Affiliate of Borrower or any Subsidiary and are properly attributable to such transaction. “Non-Consenting Lender” has the meaning specified therefor in Section 16.2(a). “Non-Defaulting Lender” means each Lender other than a Defaulting Lender. “Note” means a promissory note issued by the Borrower to the applicable Lender in respect of the Loan made by such Lender under this Agreement, in each case, in form and substance reasonably satisfactory to Agent. “Obligations” means all loans (including the Loans), Protective Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, including any Make-Whole Premium, Upfront Fee, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), Original Issue Discount, obligations (including indemnification obligations), other fees, charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans and any Make-Whole Premium, (iii) Lender Group Expenses, (iv) fees payable under this Agreement or any of the other Loan

- 23 - Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury. “Original Issue Discount” means, with respect to each Term Loan draw, an amount equal to 2.45% of the principal amount of such Term Loan draw. “Original Senior Notes” means the 10% senior secured notes due January 15, 2023 issued by Borrower pursuant to subscription agreements entered into by Borrower and the other parties thereto between December 23, 2019 and July 30, 2020, as may be amended from time to time pursuant to the terms thereof. “Original Term Loan Amount” means one hundred million Dollars ($100,000,000). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.11(b)). “Outstanding Amount” means, at any time, the aggregate outstanding principal balance of the Loans at such time immediately prior to giving effect to any prepayment thereof. “Participant” has the meaning specified therefor in Section 15.1(b). “Participant Register” has the meaning specified therefor in Section 15.1(b). “Patriot Act” has the meaning specified therefor in Section 4.15. “Payment Date” means the first day of each calendar quarter, or if the Payment Date is not a Business Day, upon the next following Business Day. “PBGC” means the Pension Benefit Guaranty Corporation or any successor agency. “Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any of its Subsidiaries or ERISA Affiliates or to which such Loan Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other

- 24 - plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years. “PEP” has the meaning specified therefor in Section 4.22. “Perfection Certificate” means a certificate in form satisfactory to Agent that provides information with respect to the personal or mixed property of the Loan Parties. “Permits” means, in respect of any Person, all licenses, permits, franchises, consents, rights, privileges, certificates, authorizations, approvals, registrations and similar consents granted or issued by any Governmental Authority to which or by which such Person is bound or as to which its assets are bound or which has regulatory authority over such Person’s business and operations; provided, however, that “Permits” shall not mean any Cannabis License. “Permitted Acquisition” means an acquisition of a Person, business, business unit or product line with respect to which all of the following conditions shall have been satisfied (or Required Lenders shall have otherwise approved such acquisition): (a) (i) the Person, division or business, business unit or product line being acquired (the “Target”) shall be useful or engaged in such lines of business as are conducted by the Borrower and its Subsidiaries on the Closing Date or activities reasonably complimentary or related thereto after giving effect to such acquisition, or (ii) the acquisitions is consummated as part of a corporate restructuring between Loan Parties or between a Loan Party and an Excluded Subsidiary (including as part of a listing on a public securities market in the United Sates, including without limitation the New York Stock Exchange or the NASDAQ), provided such acquisition would not reasonably be expected to adversely impact Agent’s Lien in any material respect or interest as a Lender in any material respect; (b) [reserved]; (c) before and after giving effect to such acquisition, (i) all representations and warranties contained in the Loan Documents shall be true and correct on and as of the date of consummation of such acquisition, except where the failure of any such representation or warranty to be true or correct could have no adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect; and (ii) no Default or Event of Default shall exist, based on the financial statements most recently delivered to Agent pursuant to Section 6.1, as adjusted on a pro forma basis including the Target based on pro forma assumptions mutually agreed by the Borrower and Agent in good faith and set forth in a pro forma calculation of the Borrower’s compliance with the financial covenants in Section 8 herein, which calculation shall be in form and substance reasonably acceptable to Agent; (d) all applicable requirements of Section 6.11 shall be complied with in connection with such acquisition; (e) Borrower and its Subsidiaries shall have obtained all necessary governmental, regulatory, creditor, shareholder, partner and other material permits, licenses, authorizations, consents, approvals and exemptions required to be obtained by the Loan Parties on or before the closing thereof, and each of the foregoing shall be in full force and effect, in each case except where the failure to obtain such material permits, licenses, authorizations, consents, approvals and exemptions could have no adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect;

- 25 - (f) subject to the waiver by Agent in its reasonable discretion, all applicable waiting periods with respect to such proposed acquisition shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on such acquisition, and no action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired, except where any such action could have no adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect; (g) Agent shall have received copies of all Permitted Acquisition Documents related to such Permitted Acquisition at least five (5) days prior to the consummation of such Permitted Acquisition; (h) Agent will, promptly following the closing of any such acquisition where the Target is required to become a Loan Party pursuant to Section 6.11, receive a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 6.7 is in full force and effect with respect to the assets acquired in such acquisition and that Agent on behalf of the Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 6.7; and (i) either (x) Borrower shall survive such acquisition or (y) another Loan Party shall survive such acquisition so long as (A) upon the consummation of such acquisition, such surviving Loan Party is listed on a public securities market in the United States, including without limitation the New York Stock Exchange or the NASDAQ, (B) the failure of the Borrower to survive such acquisition could have no adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect, and (C) such acquisition will not result in a Change of Control. Notwithstanding the foregoing, each of the acquisitions identified on Schedule A-3 hereto and other acquisitions pursuant to which the Borrower or any Subsidiary incurs Indebtedness shall constitute Permitted Acquisitions hereunder so long as either (i) if any portion of the consideration for such acquisition is a cash payment, the Agent shall have received evidence that the aggregate amount raised pursuant (A) to the issuance of the Subordinated Notes immediately prior to the consummation of such acquisition, (B) additional Indebtedness in connection with the Specified Lease pursuant to clause (x) of the definition of “Permitted Indebtedness”, and (C) proceeds of equity offerings by the Borrower, is not less than ***; or (ii) no Loan Party pays any cash consideration for such acquisition. For the avoidance of doubt, an “acquisition” consummated by Borrower and/or its Subsidiaries may be in the form of a purchase or other acquisition of the equity securities or other interests of a Person, the purchase of all or substantially all of the assets of a Person (or of any division or business line of such other Person), a merger or consolidation with or into a Person (regardless, for the avoidance of doubt, of the surviving entity except in the case Borrower would not be a surviving entity to such transaction), or such other form as Borrower and/or its Subsidiaries may determine, provided the transaction otherwise complies with the provisions of this definition. “Permitted Acquisition Documents” means the purchase agreement or other relevant primary transaction document and the other material documents and agreements, including any licenses, permits, waivers, side letters or other material agreements executed in connection with a Permitted Acquisition.

- 26 - “Permitted Assignees” means: (a) Agent, any Lender or any of their direct or indirect Affiliates; and (b) any fund that is administered or managed by Agent or any Lender or an Affiliate of Agent or any Lender. “Permitted Dispositions” means: (a) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (b) any involuntary loss, damage or destruction of property, with the Net Cash Proceeds thereof subject to Section 2.3(f); (c) sales, abandonment, or other Dispositions of Equipment that is substantially worn, damaged, obsolete or no longer used or useful in the ordinary course of business, with the Net Cash Proceeds thereof subject to Section 2.3(f); (d) Dispositions of Inventory, products or services to buyers in the ordinary course of business; (e) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) the licensing, on a non-exclusive basis, of Intellectual Property in the ordinary course of business; (g) (i) Dispositions of Stock for public offerings, (ii) pursuant to Borrower’s employee stock option plan, or (iii) in connection with the compensation of any employee of Borrower or any other Loan Party; (h) Dispositions of Excluded Property that are sold for fair market value, reasonable equivalent value or otherwise disposed of in the relevant Loan Party’s reasonable business judgment; (i) Dispositions of any real property, including pursuant to a sale-leaseback or similar transaction that are sold for fair market value and for cash; provided that to the extent such transferred property was Acquired Financed Loan Party Real Property or Acquired Financed Loan Party Leasehold Property, the Net Cash Proceeds thereof shall be subject to Section 2.3(f) and, to the extent such Net Cash Proceeds are to be reinvested pursuant to Section 2.3(f), they shall be reinvested solely in assets that are subject to Agent’s Lien hereunder; (j) Dispositions, in each case without recourse, of accounts receivable or any delinquent receivables, arising in the ordinary course of business, and only in connection with the compromise, settlement or collection thereof; (k) the lapse or abandonment of registered patents, trademarks, copyrights and other Intellectual Property of the Borrower or any Loan Party to the extent not economically desirable or useful in the conduct of their business; (l) to the extent constituting a Disposition, the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement;

- 27 - (m) to the extent constituting a Disposition, the making of Permitted Investments that are expressly permitted to be made pursuant to this Agreement; (n) any Dispositions to the extent constituting the incurrence of Permitted Liens; (o) intercompany Dispositions (i) from a Loan Party to another Loan Party, including without limitation pursuant to a corporate reorganization provided all parties to such reorganization are Loan Parties and so remain; (ii) from an Excluded Subsidiaries to another Excluded Subsidiary; and (iii) so long as no Default or Event of Default is in effect, from a Loan Party to an Excluded Subsidiary in an aggregate amount not to exceed *** per fiscal year, and which, in each case, must serve some demonstrable business justification in accordance with the nature of the Loan Parties’ business as set forth on Schedule 7.6; (p) Dispositions made pursuant to deferred compensation arrangements in the ordinary course of business; (q) the sale or other Disposition of a nominal amount of equity interests in any Loan Party in order to qualify members of the board of directors or equivalent governing body of such Loan Party to the extent required by Applicable Law; (r) Dispositions of the Stock or other equity securities or interests of any Subsidiary that: (a) is immaterial (in the reasonable discretion of Borrower), regardless of whether such Subsidiary is a Loan Party (in the reasonable discretion of Borrower); (b) is not directly or indirectly wholly-owned by Borrower; or (c) is incorporated or otherwise formed or organized outside the United States of America or Canada, which, in each case, (x) are sold for fair market value and for cash and (y) in each case, with the Net Cash Proceeds thereof subject to the Section 2.3(f); (s) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements, which, in each case, (i) are sold for fair market value and for cash and (ii) with the Net Cash Proceeds thereof subject to Section 2.3(f); (t) (i) terminations of leases, subleases, licenses, sub-licenses and agreements (including management agreements and other similar agreements) in the ordinary course of business and (ii) the surrender or waiver of contractual rights or the settlement release or surrender of contract or tort claims in the ordinary course of business, in each case, to the extent not interfering in any material respect with the business of the Loan Parties; (u) Dispositions of Stock or assets in connection with a Permitted Acquisition to the extent required pursuant to Applicable Law, including without limitation as may be require pursuant to any Applicable Law setting a limit or cap on the ownership of Cannabis Licenses, and provided, for the avoidance of doubt, that Borrower may elect to cause a Disposition of the Stock or assets of one or more Loan Parties in connection with such Permitted Acquisition provided that the Targets shall be Acquired Financed Parties or Borrower shall replace the Loan Parties that are disposed of with Excluded Subsidiaries having equal or greater value than the Loan Parties that are disposed of; (v) Dispositions of Stock in connection with pre-existing contractual arrangements; (w) [reserved];

- 28 - (x) the trade-in-kind or exchange of any asset for any other asset or assets of equivalent value (as determined by the Borrower in good faith in its reasonable judgement), including any cash or Cash Equivalents solely to the extent necessary in order to achieve an exchange of equivalent value to the extent not exceeding 25% of the overall fair market value of the more valuable asset or assets, with any Net Cash Proceeds received subject to Section 2.3(f); and (y) Any other Dispositions of property, with all such property disposed of pursuant to this clause (t) not to exceed a value of *** in any fiscal year, determined by the greater of (i) the aggregate fair market value or (ii) original purchase price or acquisition cost of such property, which in each case, (x) are sold for fair market value and for cash and (y) with the Net Cash Proceeds thereof subject to Section 2.3(f). “Permitted Indebtedness” means: (a) Indebtedness evidenced by this Agreement and the other Loan Documents; (b) endorsement of instruments or other payment items for deposit; (c) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantees and similar obligations incurred in the ordinary course of business, (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) guarantees arising with respect to customary indemnification obligations to sellers in connection with Permitted Acquisitions; (d) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (e) Indebtedness incurred in the ordinary course of business in respect of Cash Management Services in an aggregate amount not to exceed *** at any time; (f) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; (g) Indebtedness in respect of unsecured intercompany loans and advances solely as between Loan Parties, subject to subordination agreements in form and substance reasonably satisfactory to Required Lenders; (h) [reserved]; (i) Indebtedness listed on Schedule 4.14 attached hereto; (j) Indebtedness that is subordinated in right of payment to the prior payment of all Obligations of any Loan Party under the Loan Documents, pursuant to subordination provisions in form and substance reasonably satisfactory to the Required Lenders, to the extent that such Indebtedness is otherwise permitted under this Agreement;

- 29 - (k) Subject to Section 8.3, Exempted Permitted Acquisition Indebtedness (including any earn-out payments incurred in connection therewith); (l) guaranties of other Permitted Indebtedness; (m) Indebtedness issued by the Borrower or any Subsidiary after the Closing Date to current or former officers, directors, employees, managers and consultants, and their respective estates, spouses or former spouses, of the Borrower or any Subsidiary, incurred in the ordinary course of business up to an aggregate principal amount of *** outstanding at any time; (n) Indebtedness under the Subordinated Notes, subject to the Intercreditor Agreement or subordination terms acceptable to the Agent, provided that the aggregate outstanding principal amount thereof shall not exceed $140,000,000; (o) Subject to Section 8.3, Indebtedness of a Person whose assets or equity interests are acquired in a Permitted Acquisition; provided that such Indebtedness (i) was in existence prior to the date of such Permitted Acquisition; (ii) was not incurred in connection with, or in contemplation of such Permitted Acquisition; and (iii) after giving effect to the incurrence of such Indebtedness, the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Article 8; (p) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business; (q) reasonable and customary indemnification obligations incurred in the ordinary course of business or pursuant to a transaction otherwise permitted under this Agreement, to the extent constituting Indebtedness; (r) deferred taxes to the extent constituting Indebtedness; (s) [reserved]; (t) Indebtedness in respect of Excluded Property; (u) (i) Indebtedness incurred by Jushi Europe SA and/or its Subsidiaries in an amount that shall not exceed the Indebtedness listed on Schedule 1.1(c) plus *** and interest on any such Indebtedness (but excluding intercompany Indebtedness) at any one time outstanding, (ii) beginning on the First Amendment Effective Date, up to *** for expenses relating to the Jushi Europe Proceeding; and (iii) Indebtedness between Excluded Subsidiaries; (v) Indebtedness to refinance all but not less than all of the Term Loans (provided the applicable Make-Whole Premium has been paid); (w) Indebtedness with respect to the Permitted Transaction in an amount not to exceed *** at any one time outstanding; (x) Indebtedness in connection with the Specified Lease existing on the date of this Agreement and additional Indebtedness in connection with the Specified Lease in an aggregate principal amount not to exceed the lesser of (1) *** and (2) the actual amount of additional Indebtedness incurred in

- 30 - connection with the Specified Lease after the Closing Date, such additional Indebtedness to be determined on an as-funded or as-incurred basis regardless of the treatment of such Indebtedness on Borrower’s financial statements; (y) Indebtedness in connection with the purchase, sale, improvement or financing of the Manassas Property in an amount not to exceed at any time *** of the sum of (1) *** (provided, for the avoidance of doubt, that this cap may not be adjusted upward due to subsequent appraisals of the Manassas Property); and (2) if applicable, the *** in connection with the *** of the Manassas Property as set forth in a report delivered to the Agent outlining prospective costs, which report shall be in form and substance satisfactory to the Agent in its reasonable discretion, and in connection with such Indebtedness Agent and/or the Lenders, as applicable, shall use commercially reasonable efforts to enter into an intercreditor agreement and/or such other documentation reasonably requested by any prospective lender and in form and substance acceptable to the Agent in its reasonable discretion to establish the relative priority of Liens on the Manassas Property; (z) Indebtedness in connection with (1) Permitted Purchase Money Indebtedness, or (2) the purchase, sale, improvement or financing of any real property (including any leasehold interest(s) relating thereto but excluding all Indebtedness existing on prior to *** including without limitation Indebtedness attributable to the Permitted Transaction, the Specified Lease or the Manassas Property), and which may include, without limitation, the mortgaging of any such property and any sale-leaseback transactions, collectively in an aggregate principal amount not to exceed *** as of the last day of any fiscal quarter; (aa) Indebtedness in respect of obligations incurred in connection with the acquisition of a Cannabis License that requires that the Loan Parties enter into a Finance Lease to operate a dispensary or growth/cultivation facility under such Cannabis License (other than Indebtedness incurred pursuant to clause (o)), in an aggregate amount not to exceed ***; (bb) Any refinancing or extending of the Indebtedness described in clauses (a) through (z) above (excluding (n)) above; provided such indebtedness (i) has an aggregate outstanding principal amount that is no greater than the aggregate principal amount of the Indebtedness being refinanced or extended, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith, (ii) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (iii) does not include any obligors other than obligors with respect to the Indebtedness being refinanced or extended, (iv) is payment and/or lien subordinated to the Term Loans at least to the same extent and in the same manner as the Indebtedness being refinanced or extended, and (v) does not have a stated maturity or weighted average life that is earlier than the Indebtedness being refinanced or extended; (cc) Additional Indebtedness (including, subject to Section 8.3, Indebtedness incurred to finance a Permitted Acquisition (including any earn-out payments incurred in connection therewith) other than Exempted Permitted Acquisition Indebtedness) in an aggregate principal amount not to exceed the lesser of (i) the amount by which *** and (ii) ***. For the avoidance of doubt, the Borrower and its Subsidiaries shall be entitled to incur additional Indebtedness under any other subsections of this definition of Permitted Indebtedness by an aggregate amount not to exceed the lesser of (i) the amount by which ***, and (ii) *** (which for the avoidance of doubt is without duplication of the maximum amount permitted pursuant to the first sentence of this clause (cc)). By way of example only, ***; and

- 31 - (dd) Amounts owing to *** due to the satisfaction of milestones in accordance with the Specified Joint Venture Agreement, in an aggregate principal amount not to exceed ***. “Permitted Investments” means: (a) Investments in cash and Cash Equivalents; (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business and consistent with past practice; (c) advances (including to trade creditors) made in connection with purchases of goods or services in the ordinary course of business; (d) Stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness (including in connection with the Employee Notes) or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; (e) deposits of cash made in the ordinary course of business to secure performance of operating leases by the Borrower that is lessee under such lease; (f) Investments made in the form of capital contributions or loans by a Loan Party to another Loan Party; (g) [Reserved]; (h) Investments existing on the Closing Date in the Stock of direct or indirect Subsidiaries of the Borrower existing on the Closing Date; (i) the maintenance of Deposit Accounts and securities accounts in the ordinary course of business and not in violation of this Agreement; (j) the Specified Acquisition; (k) any Permitted Acquisition; (l) the Permitted Transaction; (m) any Permitted Indebtedness; (n) other Investments not to exceed the greater of (i) *** of EBITDA or (ii) *** in the aggregate at any time outstanding. “Permitted Liens” means: (a) Agent’s Liens; (b) Liens for unpaid Taxes that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying Taxes are the subject of Permitted Protests;

- 32 - (c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 9.1(g) of this Agreement; (d) Liens set forth on Schedule P-1, provided that to qualify as a Permitted Lien, any such Lien described on Schedule P-1 shall only secure the Indebtedness that it secures on the Closing Date or any Indebtedness such Liens are contractually obligated to secure on the Closing Date; (e) the interests of lessors under operating leases and UCC financing statements filed as a precautionary measure in connection with operating leases or consignment of goods; (f) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances, none of which interfere in any material respect with the ordinary course of business of the Loan Parties (taken as a whole); (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, repairmen, workmen or suppliers, or other statutory Liens, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either are for sums not yet delinquent or are subject to Permitted Protest; (h) Liens on amounts pledged or deposited in connection with obtaining worker’s compensation or other unemployment insurance; (i) Liens on amounts deposited to secure any Loan Party’s obligations in connection with the making or entering into of bids, tenders, trade contracts (other than for borrowed money), government contracts, statutory obligations, leases and other obligations of a like nature, or leases in the ordinary course of business and not in connection with the borrowing of money; (j) Liens on amounts deposited to secure any Loan Party’s obligations as security for surety, stay, custom, appeal performance and return of money bonds, and bonds of a like nature, in connection with obtaining such bonds in the ordinary course of business; (k) non-exclusive licenses of Intellectual Property in the ordinary course of business; (l) [Reserved]; (m) Liens securing obligations under the Subordinated Notes so long as such Liens are subject and subordinate to the Lender Group’s Lien under the Loan Documents pursuant to the Intercreditor Agreement; (n) [Reserved]; (o) Liens on deposit accounts granted or arising in the ordinary course of business in favor of depositary banks maintaining such deposit accounts solely to secure customary account fees and charges payable with respect to such Deposit Accounts and overdrafts not in violation of this Agreement; (p) Permitted Priority Liens; (q) [Reserved];

- 33 - (r) Liens securing Indebtedness that constitutes Permitted Indebtedness; and (s) Other Liens as to which the aggregate amount of the obligations secured thereby does not exceed ***. *** “Permitted Priority Liens” means Liens that may be given priority over Liens held by Agent for the benefit of the Lender Group hereunder, and solely includes (i) statutory Permitted Liens which are non-consensual, (ii) Liens securing Indebtedness incurred in connection with the Permitted Transaction, (iii) Liens securing Permitted Purchase Money Indebtedness; (iii) Liens securing Indebtedness of Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition (including the acquisition of an Acquired Non-Financed Party), provided that any such Lien attaches only to those assets acquired in such Permitted Acquisition; (v) Liens securing Indebtedness of a Person whose assets or equity interests are acquired in a Permitted Acquisition; (vi) Liens on Excluded Property, including the interests of lessors under Finance Leases and Liens in connection with the purchase, sale, improvement or financing of any real property (including any leasehold interest(s) relating thereto) that is not Acquired Financed Loan Party Real Property or Acquired Financed Loan Party Leasehold Property, and which may include, without limitation, the mortgaging of any such property and any sale-leaseback transactions, securing Indebtedness that constitutes Permitted Indebtedness and which is solely secured by such real property; and (vii) the Lien existing on the Closing Date that is expressly noted on Schedule P-1 as being a Permitted Priority Lien. “Permitted Protest” means the right of the Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien) or rental payment, provided that (a) a reserve with respect to such obligation is established on the Borrower’ or any of its Subsidiaries’ books and records in such amount as is required under Applicable Accounting Standards, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiaries, as applicable, in good faith, and (c) the Required Lenders are reasonably satisfied that, while any such protest is pending, there will be no material impairment of the enforceability, validity, or priority of any of Agent’s Liens or result in a Material Adverse Effect. “Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness incurred after the Closing Date and at the time of, or within one hundred eighty (180) days after, the acquisition of any fixed or capital assets (excluding for the avoidance of doubt any Excluded Property) for the purpose of financing all or any part of the acquisition cost thereof, so long as such Indebtedness is otherwise permitted pursuant to clause (z) or clause (cc) of the definition of Permitted Indebtedness. “Permitted Transaction” means the transaction described on Schedule 1.1(b). “Petty Cash Accounts” means Bank Accounts with deposits at any time in an amount not in excess of *** for any one account and *** in the aggregate for all such accounts. “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

- 34 - “Projections” means the Borrower’s and its Subsidiaries’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, together with appropriate supporting details and a statement of underlying assumptions. “Pro Rata Share” means, as of any date of determination, with respect to any Term Loan Lender, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender by (ii) the aggregate Term Loan Exposure of all Lenders, as the applicable percentage may be adjusted by assignments permitted pursuant to Section 15.1. “Protective Advance” has the meaning specified therefor in Section 2.13. “Qualified Stock” means and refers to any Stock issued by the Borrower (and not by one or more of their Subsidiaries) that is not a Disqualified Stock. “Real Property” means any estates or interests in real property now owned or hereafter acquired (including any leasehold interest(s) relating thereto) by any Loan Party and the improvements thereto. “Recipient” means (a) Agent, or (b) any Lender, as applicable. “Register” has the meaning specified therefor in Section 15.1(a). “Regulatory Authority” means each political subdivision authorized under Cannabis Law to regulate the growth, processing, testing, and sale of cannabis or medical marijuana in each state in which the Borrower operates. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment. “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws. “Replacement Lender” has the meaning specified therefor in Section 2.11(b). “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. “Required Lenders” means, at any time, (x) Agent and (y) Lenders having or holding more than fifty-one percent (51.00%) of the aggregate Term Loan Exposure of all Lenders (subject to Section 2.2(d) in respect of Defaulting Lenders). “Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Stock issued by any other Loan Party (including any

- 35 - payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than: (i) dividends or distributions payable in Qualified Stock issued by a Loan Party or in cash in connection with *** to the extent permitted pursuant to this Agreement; (ii) dividends or other payments an Acquired Party is contractually obligated to make and such contractual obligation was not created in contemplation of avoiding the contractual obligations of the Loan Parties under the Loan Documents or (iii) dividends or other payments from a Subsidiary to Borrower or another Loan Party; (b) purchase, redeem, make any sinking fund or similar payment, or otherwise retire for value (excluding in connection with any merger or consolidation involving any Loan Party that does not constitute (x) a Change of Control or (y) an acquisition that is not a Permitted Acquisition) any Stock issued by any Loan Party; (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Stock of any Loan Party now or hereafter outstanding, except: (1) in connection with the repayment or forgiveness of the Employee Notes; or (2) in connection with and to the extent necessary to effectuate Borrower’s listing on a public securities market in the United States, including without limitation the New York Stock Exchange or the NASDAQ, (d) make, or cause or suffer to permit any Loan Party to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness (including, without limitation, Indebtedness under the Subordinated Notes except as permitted under the Intercreditor Agreement), provided that this subsection (d) shall not prohibit any Loan Party from forgiving or making “gross-up” or similar payments in connection with the Employee Notes (including with respect to all Taxes associated with the Employee Notes and the forgiveness thereof), which shall expressly be permitted hereunder, and (e) make any payment with respect to any earnout obligation or similar deferred or contingent obligation to employees, consultants, officers or directors of any Loan Party other than (1) pursuant to a Permitted Acquisition (so long as the Borrower is in pro forma compliance with the financial covenants in Section 8 and no Event of Default is in effect), (2) pursuant to a contractual arrangement in place prior to the Closing Date and which was not created in contemplation of avoiding the contractual obligations of the Loan Parties under the Loan Documents, or (3) bonuses, commissions, or similar payments to employees, consultants, officers and directors of the Loan Parties in the ordinary course of business pursuant to an employee stock option or other compensation plan or as may have been approved in writing by a majority of the independent members of such Loan Party’s Board of Directors (or comparable governing body) or a committee thereof, and provided, for the avoidance of doubt, the provisions of this subsection shall not prohibit Borrower or any Subsidiary from paying earnouts or similar deferred or contingent obligations in connection with Permitted Acquisitions so long as the Borrower is in pro forma compliance with the financial covenants in Section 8 and no Event of Default is in effect). “S&P” has the meaning specified therefor in the definition of Cash Equivalents. “Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the target of comprehensive Sanctions Laws (currently, Cuba, Iran, North Korea, Sudan, Crimea and Syria). “Sanctions Laws” means all Applicable Laws concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including, but not limited to, the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.) and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

- 36 - “Sanctioned Entity” means (a) a country, region or territory or a government of a country, region or territory, (b) an agency of the government of a country, region or territory, (c) an organization directly or indirectly controlled by a country, region or territory, or its government, (d) a Person resident in or determined to be resident in a country, region or territory, in each case, that is subject to a country, region or territory, as applicable, sanctions program administered and enforced by OFAC. “Sanctioned Person” means any Person that is a designated target of Sanctions or is otherwise a subject of Sanctions, including as a result of being (i) owned, held or controlled by any Person which is a designated target of Sanctions, (ii) located or resident in, a national of, or organized under the laws of, any country that is subject to general or country-wide Sanctions, or (iii) a Person named on the list of Specially Designated Nationals maintained by OFAC, or any Person owned fifty percent (50.00%) or more by one or more of such Persons. “SEC” means the United States Securities and Exchange Commission and any successor thereto. “Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 6, 2022 by and among the parties hereto. “Second Amendment Initial Effective Date” means the “Initial Effective Date” as defined in the Second Amendment. “Second Amendment Subsequent Effective Date” means the “Subsequent Effective Date” as defined in the Second Amendment. “Securities Account” means a securities account (as that term is defined in the Code). “Security” means, collectively, all present and future guarantees and Liens granted by the Borrower or any of its Subsidiaries to Agent as Security for all or any part of the Obligations. “Senior Notes” means Original Senior Notes and Indenture Senior Notes. “Senior Notes Indenture” means that certain Trust Indenture dated as of November 20, 2020 between the Borrower, as issuer, and Odyssey Trust Company, a trust incorporated under the laws of the Province of Alberta, as the same may be amended, supplemented or otherwise modified from time to time, providing for the issue of the Senior Notes, as may be amended from time to time pursuant to the terms thereof. “Senior Notes Refinancing” has the meaning specified therefor in Section 2.12. “Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any

- 37 - contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5). “Specified Acquisition” means the acquisition of all equity interests in Nature’s Remedy of Massachusetts Inc., a Massachusetts corporation, and certain of its Affiliates, by the Borrower or one of its Subsidiaries, upon terms and conditions set forth in the Specified Acquisition Agreement. “Specified Acquisition Agreement” means that certain Merger and Membership Interests Purchase Agreement dated April 16, 2021 between the Borrower, Jushi MA, Inc., Jushi Inc., Nature’s Remedy of Massachusetts, Inc., McMann LLC, Valiant Enterprises, LLC and the Seller Executives (as defined therein). “Specified Acquisition Documents” means the Specified Acquisition Agreement and the other documents and agreements, including any licenses, permits, waivers relating thereto or side letters or agreements affecting the terms thereof, executed in connection with the Specified Acquisition. “Specified Joint Venture Agreement” means that certain Amended and Restated Operating Agreement of ***. “Specified Lease” means that certain Lease Agreement, dated April 6, 2018 by and between IIP-PA 1, LLC, a Delaware limited liability company and Pennsylvania Medical Solutions, LLC, a Pennsylvania limited liability company. “Springing Trigger Event” means (a) the occurrence and continuance of any Event of Default and/or (b) the failure of the Loan Parties to comply with Section 6.17(a); provided that such Springing Trigger Event shall automatically terminate (and to the extent not previously exercised, Agent and the Lenders shall cease to have the option to exercise control over the Concentration Account) on the date that: (x) in the case of the foregoing clause (a), the Event of Default is waived by the Agent or the Required Lenders in accordance with this Agreement; and (y) in the case of the foregoing clause (b), (i) the Loan Parties have maintained an aggregate cash balance of greater than *** in the Concentration Account (or such other account satisfactory to the Agent in its sole discretion) for at least *** consecutive days; and (ii) Agent has received bank statements prepared by the relevant account bank(s), and a certificate in form and substance satisfactory to the Agent, from the Chief Executive Officer, Chief Financial Officer or other similar officer of Borrower evidencing and certifying that that the foregoing clause (y)(i) has been satisfied. “Stock” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act). “Subordinated Notes” means the 12% Second Lien Notes due December 7, 2026 issued by the Borrower pursuant to, and governed by, the Subordinated Notes Indenture, as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

- 38 - “Subordinated Notes Indenture” means that certain Trust Indenture between the Borrower, as issuer, and the Subordinated Notes Trustee, as the same may be amended, supplemented or otherwise modified from time to time, providing for the issue of the Subordinated Notes. “Subordinated Notes Loan Documents” means the Subordinated Notes, the Subordinated Notes Indenture, the Subordinated Notes Security Agreement, and such other instrument or agreement entered into, now or in the future, in connection with the Subordinated Notes, in each case, as the same may be amended, supplemented or otherwise modified from time to time. “Subordinated Notes Security” means the Lien granted to for the benefit of the holders of the Subordinated Notes under the Subordinated Notes Security Agreement. “Subordinated Notes Security Agreement” means that certain Guaranty and Collateral Security Agreement, dated as of December 7, 2022, executed and delivered by the Borrower and certain Subsidiaries of the Borrower identified as Grantors therein, to Acquiom Agency Services, LLC, as collateral agent for the holders of the Subordinated Notes, as the same may be amended, supplemented or otherwise modified from time to time, which will provide, among other things, that the Subordinated Notes Security shall be subject and subordinate to the Lender Group’s Lien with respect to any common collateral. “Subordinated Notes Trustee” means Odyssey Trust Company. “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity. Unless otherwise indicated, any use of the term Subsidiary means a Subsidiary of the Borrower; provided that on and after the First Amendment Effective Date, Jushi Europe and each Subsidiary of Jushi Europe shall be deemed to not be a Subsidiary of any Loan Party. “Synthetic Lease” means (a) a so-called “synthetic”, “off-balance sheet” or “tax retention” lease; or (b) an agreement for the use or possession of property creating Obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Synthetic Lease Obligations” means with respect to any Person as of any date of determination, all Obligations of such Person to pay rent or other amounts under a Synthetic Lease. “Target” has the meaning specified therefor in the definition of “Permitted Acquisition”. “Tax Lender” has the meaning specified therefor in Section 16.2(a). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other charges imposed by any Governmental Authority or Regulatory Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” and “Term Loans” means collectively, the Initial Term Loan and each Additional Term Loan.

- 39 - “Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the aggregate of unfunded Commitments and outstanding principal amount of Term Loans held by such Lender at such time. “Term Loan Request” means the form delivered by the Borrower pursuant to Section 2.2(b) in substantially the form of Exhibit D attached hereto. “Threshold Acquisition” has the meaning specified therefor in the definition of “Permitted Acquisitions”. “Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to Agent, together with all reasonable endorsements made from time to time thereto, issued to Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to Agent (the “Title Insurance Company”), insuring the Lien created by an Acquired Financed Loan Party Mortgage in an amount and on terms and with such endorsements satisfactory to Agent, subject to Permitted Liens, delivered to Agent. “Total Funded Indebtedness” means, as of any date of determination and without duplication, the sum of (a) the Outstanding Amount and all other Indebtedness for borrowed money as of such date, plus (b) the attributable indebtedness with respect to all Finance Lease Obligations and Synthetic Lease Obligations, plus (c) without duplication of amounts counted under clause (a), the outstanding principal amount of any revolving loans outstanding at such date (excluding any undrawn amounts under any such applicable revolving credit facilities), in each case with respect to the Loan Parties and their Subsidiaries but excluding any Permitted Investments in, or Permitted Indebtedness of, all Subsidiaries of Borrower not incorporated, organized or formed in the United States or Canada, determined on a consolidated basis in accordance with Applicable Accounting Standards, plus (d) without duplication, capitalized lease obligations related to operating leases as determined under GAAP (provided that the discount rate shall not exceed *** per annum). Notwithstanding the foregoing or anything contained herein to the contrary, for the purpose of calculating Total Funded Indebtedness hereunder for any purpose: (1) the Indebtedness attributable to the Specified Lease on the Closing Date shall be *** (or, if there is a change to the payment terms of the Specified Lease, the balance sheet amount of the Indebtedness attributable to the Specified Lease) and shall increase in connection with any Indebtedness incurred by Borrower or its Subsidiaries pursuant to subsection (x) of the definition of Permitted Indebtedness, for a maximum total Indebtedness pursuant to the Specified Lease of ***; and (2) any Indebtedness exclusively between: (i) Borrower and any Loan Party, (ii) two Loan Parties, or (iii) a Loan Party and an Excluded Subsidiary that is wholly-owned by a Loan Party and which is permitted pursuant to the terms of this Agreement shall be excluded. “Transaction Documents” means, collectively, the Loan Documents and the Specified Acquisition Documents. “Upfront Fees” has the meaning specified therefor in Section 2.6(a). “United States” means the United States of America. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

- 40 - “U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 17.11(f)(i)(B)(3). “Voidable Transfer” has the meaning specified therefor in Section 18.6. “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Appliable Accounting Standards. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (or any similar accounting principle or other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof or (ii) any treatment of Indebtedness with respect to convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants means an opinion or report that does not include any qualification or supplemental comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit. On the first reporting period for which the Loan parties have transitioned from IFRS to GAAP, then following delivery to Agent of a completed Compliance Certificate attaching the information required to be delivered for such financial reporting period, Agent shall use commercially reasonable efforts to amend (in a manner mutually satisfactory to the Lender and Loan Parties) the thresholds or methods of calculation required (including any definitions or components applicable thereto) such that compliance therewith is neither more nor less burdensome to Loan Parties as a result of such conversion to GAAP and, thereafter, all references in the Loan Documents to IFRS shall be deemed references to GAAP. 1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. 1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all

- 41 - alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, prepayment, repayment, or payment in full of the Obligations means (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid (other than contingent obligations in respect of which no claim has been made), (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, and (c) the termination of all of the Commitments of the Lenders to Borrower hereunder. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. 1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference. 2. LOAN AND TERMS OF PAYMENT. 2.1 Term Loan. (a) Initial Term Loan. Subject to the terms and conditions of this Agreement, including the satisfaction (or waiver) of all conditions precedent specified in Section 3.1, and in reliance upon the representations and warranties of the Loan Parties contained herein, on the Closing Date, each Lender agrees (severally, not jointly or jointly and severally) to make a single term loan advance in an amount equal to such Lender’s Pro Rata Share of the Initial Term Loan Amount (the “Initial Term Loan”). (b) Additional Term Loans. Subject to the terms and conditions of this Agreement, including the satisfaction (or waiver) of all conditions precedent specified in Section 3.3, and in reliance upon the representations and warranties of the Loan Parties contained herein, each Lender agrees (severally, not jointly or jointly and severally) to make additional term loan advances from time to time solely during the applicable Draw Period in an amount up to such Lender’s Pro Rata Share of the then unfunded portion of the Original Term Loan Amount (each an “Additional Term Loan”); provided each Additional Term Loan draw shall be in a principal amount of not less than $15,000,000, or such greater amount which is a multiple of $15,000,000 (unless Borrower and Agent agree otherwise in writing), less the Original Issue Discount. Notwithstanding anything to the contrary herein, it is acknowledged and agreed that: (i) Additional Term Loans in an aggregate principal amount of $25,000,000 were funded prior to the Second Amendment Subsequent Effective Date, such that the total Outstanding Amount of the Term Loans as of the Second Amendment Subsequent Effective Date is $65,000,000; and (ii) from and after the Second Amendment Subsequent Effective Date, the Lenders will not fund any Additional Term Loans and the remaining unfunded portion of the Original Term Loan Amount is cancelled in all respects.

- 42 - (c) [Reserved]. (d) The Outstanding Amount of the Term Loans and all accrued and unpaid interest thereon shall be due and payable on the earlier of (i) the Maturity Date, (ii) the tenth (10th) day following the occurrence of a Change of Control, and (iii) the date of the acceleration of the Term Loans in accordance with the terms hereof. Any principal amount of the Term Loans that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Term Loans shall constitute Obligations. 2.2 Borrowing Procedures. (a) For the Initial Term Loan, full execution of this Agreement by the parties hereto shall be deemed a written and completed request for the Initial Term Loan by Borrower signed by an authorized officer of the Borrower and an acceptance of such request by Agent, subject only to Borrower’s satisfaction on the Closing Date of the conditions set forth in Section 3.1 hereof. Upon satisfaction of the conditions set forth in Section 3.1 hereof on the Closing Date, Agent shall remit the Initial Term Loan Amount immediately by wire transfer of such funds in accordance with the Escrow Agreement. (b) For any Additional Term Loans, during the Draw Period, if the Borrower desires an Additional Term Loan, the Borrower shall notify Agent no later than 5:00 p.m. (Pacific time), at least ten (10) Business Days prior to the date such Additional Term Loan is to be made, which notice may be given by telephone. Each such notification shall be confirmed promptly by delivery, which shall include email delivery, to Agent of a written and completed Term Loan Request in substantially the form of Exhibit D hereto, signed by an authorized officer of the Borrower. Agent shall be entitled to rely on any notice given by a person who Agent reasonably believes to be an authorized officer of the Borrower or a designee thereof, and the Borrower shall indemnify and hold Agent harmless for any damages or loss suffered by Agent as a result of such reliance. Agent will credit the amount of Additional Term Loans made under this Section 2.2(a) to the Borrower’s Deposit Account on the date such Additional Term Loan is made. (c) Following receipt of a Term Loan Request, Agent shall promptly notify each Lender of the amount of the portion of the applicable Additional Term Loan to be funded by such Lender under Section 2.1. Upon satisfaction of the applicable conditions set forth in Section 3.3, Agent shall remit such Additional Term Loan by wire transfer of such funds in accordance with the Escrow Agreement. (d) Notwithstanding the foregoing, it is acknowledged and agreed to no Additional Term Loans will be funded after the Second Amendment Subsequent Effective Date. (e) [Reserved]. (f) Defaulting Lenders. (i) Notwithstanding the provisions of Section 2.3(b)(ii), the Borrower shall make any payments that, but for this Section 2.2(e), would be due and payable to a Defaulting Lender, directly to Agent, and Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to each Non-Defaulting Lender ratably in accordance with their Pro Rata Share (but, in each case, only to the extent that such Defaulting Lender’s

- 43 - portion of the funding obligation was funded by such other Non-Defaulting Lender), (B) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent, and (C) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (I) of Section 2.3(b)(ii). Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Pro Rata Share shall be deemed to be zero. The provisions of this Section 2.2(e) shall remain effective with respect to such Defaulting Lender until the earlier of (x) the date on which all of the Non-Defaulting Lenders, Agent, and the Borrower shall have waived, in writing, the application of this Section 2.2(e) to such Defaulting Lender, and (y) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent or the Borrower, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.2(e) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Loan Party of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement. In the event of a direct conflict between the priority provisions of this Section 2.2(e) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2(e) shall control and govern. (ii) Notwithstanding anything else set forth herein, during the time period that the provisions of this Section 2.2(e) shall remain effective with respect to a Defaulting Lender, if the Borrower prepays all or any part of the principal balance as set forth in Section 2.3(e) or Section 2.3(f) during such time period, any Make-Whole Premium due and payable to any such Defaulting Lender in connection with such prepayment shall be deemed to have been irrevocably waived by such Defaulting Lender. (g) Independent Obligations. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder. 2.3 Payments; Termination of Commitments; Prepayments. (a) Payments by the Borrower. Except as otherwise expressly provided herein, (i) all payments by the Borrower due and payable to any Lender pursuant to this Agreement shall be made for the benefit of such Lender to Agent’s Account (for subsequent distribution to each Lender) and shall be made in immediately available funds, no later than 3:00 p.m. (New York time) on the date specified herein and (ii) all payments by the Borrower due and payable to Agent pursuant to this Agreement shall be made to Agent at Agent’s Account and shall be made in immediately available funds, no later than 3:00 p.m. (New York time) on the date specified herein. Any payment received by Agent or any Lender later than 5:00 p.m. (New York time) shall be deemed to have been received (unless Agent or such Lender, as applicable, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day; provided that the

- 44 - failure of the Borrower to make a payment to Agent’s Account on or before 3:00 p.m. (New York time) in accordance with the foregoing shall not constitute a Default or an Event of Default so long as such payment is received on the applicable due date provided herein. (b) Apportionment and Application. (i) So long as no Application Event has occurred and is continuing, all principal and interest payments made by the Borrower shall be paid ratably to the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses made by the Borrower (other than fees or expenses that are for Agent’s separate account, which fees and expenses shall be paid to Agent) shall be paid ratably to each Lender according to such Lender’s Pro Rata Share of the type of commitment or Obligation to which a particular fee or expense relates. Subject to any applicable regulatory requirements (including any licensing requirements promulgated by applicable Governmental Authorities or Regulatory Authorities), all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to be distributed to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under Applicable Law. If any Lender shall receive any amounts with respect to the Obligations at any time that an Application Event has occurred and is continuing, such Lender shall receive such amounts as trustee for Agent, and such Lender shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.3(b)(ii). (ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent or any Lender and all proceeds of Collateral received by Agent shall be applied as follows: (A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, in each case until paid in full, (B) second, to the extent not paid under clause (A) above, ratably, to pay any fees or premiums then due to Agent and the Lenders under the Loan Documents until paid in full, (C) third, to pay interest accrued with respect to the Protective Advances, ratably, until paid in full, (D) fourth, to pay the outstanding principal balance of the Protective Advances until such amounts are paid in full, (E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents until paid in full, (F) sixth, to the extent not paid under clause (B) above, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

- 45 - (G) seventh, to pay interest accrued with respect to the Term Loans, ratably, until paid in full, (H) eighth, to pay the outstanding principal balance of the Term Loans to the next four (4) scheduled principal installments and any remaining thereafter, ratably in the inverse order of the maturity of the installments due thereunder, until such Loans are paid in full, (I) ninth, to pay any other Obligations other than Obligations owed to Defaulting Lenders until paid in full; (J) tenth, ratably to pay any Obligations owed to Defaulting Lenders until paid in full; and (K) eleventh, to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under Applicable Law. (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive. (iv) In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(b)(i) shall not apply to any payment made by the Borrower to Agent and specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document. (v) For purposes of Section 2.3(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. (vi) In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. (c) Termination and Reduction of Commitments. The Commitments to make a Term Loan shall automatically terminate upon the making of such Term Loan. The Borrower may terminate this Agreement and the Commitments hereunder pursuant to Section 3.6. (d) Amortization. Beginning on July 1, 2023, the Borrower shall repay the Term Loans in an amount equal to *** per annum of the total amount of Term Loans funded to date, in equal quarterly installments on the first business day of each calendar quarter; provided that, the final principal repayment installment of the Term Loans repaid on the Maturity Date shall be, in any event, in an amount equal to the Outstanding Amount on such date.

- 46 - (e) Optional Prepayments. Subject to Section 2.3(g) and any other applicable terms and conditions of this Agreement, the Borrower may, upon at least five (5) Business Days’ prior written notice to Agent, prepay all or any part of the Outstanding Amount. (f) Mandatory Prepayments. Within three (3) Business Days following the date of receipt by any Loan Party of Net Cash Proceeds exceeding *** individually or in the aggregate during any calendar year from one or more voluntary or involuntary sales or dispositions by any Loan Party of property or assets (including all Permitted Dispositions that pursuant to the definition of Permitted Dispositions requires application under this Section 2.3(f) but excluding the Net Cash Proceeds resulting from (i) the sale of Inventory, (ii) the sale of Excluded Property, (iii) sale and leaseback transactions permitted under Section 7.15 herein, (iv) Dispositions made pursuant to subsection (u) of the definition of “Permitted Dispositions”, (v) any public or private sale of Borrower’s Stock, (vi) the conversion of Cash Equivalents and publicly-traded Stock (including without limitation mutual fund securities and publicly traded securities) into cash, and (vii) legal awards or settlements in favor of any Loan Party arising from or relating to the matters set forth on Schedule 2.3(f)(vii) or any other legal award or settlement that is individually less than ***, the Borrower shall prepay the Outstanding Amount in accordance with Section 2.3(h) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof); provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) the Borrower shall have given Agent and the Lenders prior written notice of such Loan Party’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or Disposition with a similar or “like” asset or the cost of purchase or construction of any other assets useful in the business of the Loan Parties (including Permitted Acquisitions), and (C) the Loan Parties complete such replacement, purchase, or construction within one hundred eighty (180) days after the initial receipt of such monies (or, so long as such Loan Party has, within one hundred eighty (180) days following the initial receipt of such monies, entered into a binding commitment of purchase, construction, repair or restoration, within three hundred sixty five (365) days following the initial receipt of such monies), such Loan Party shall have the option to apply such Net Cash Proceeds to the costs of replacement of the properties or assets that are the subject of such sale or Disposition or the costs of purchase or construction of other assets useful in the business of the Loan Parties unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts not reinvested in accordance with the foregoing after expiration of the applicable period above shall be paid to Agent and the Lenders and applied in accordance with Section 2.3(h). (g) Make-Whole Premium. (i) If the Borrower prepays all or any part of the Outstanding Amount of any Term Loans (voluntarily, pursuant to any mandatory prepayment required under Section 2.3(f) or as a result of acceleration of the Term Loans (other than amortization payments pursuant to Section 2.3(d)), whether before or after an Event of Default, Borrower shall pay to each Lender entitled to a portion of such prepayment an amount equal to such Lender’s Pro Rata Share of the applicable Make-Whole Premium. Notwithstanding the foregoing, any prepayment of amortization payments prior to the scheduled payment date under Section 2.3(d) shall be subject to this obligation to pay any applicable Make-Whole Premium together with such prepayment. (ii) Notwithstanding anything herein to the contrary, the parties hereto agree to the fullest extent permitted by Applicable Law, that (x) any and all Make-Whole Premiums shall constitute Obligations and (y) all applicable Make-Whole Premium calculated as set forth herein shall be due and owing in connection with any prepayment of the Loans.

- 47 - (h) Application of Payments. Each prepayment made pursuant to Section 2.3(e) or Section 2.3(f) shall be accompanied by (i) the payment of accrued and unpaid interest to the date of such payment on the amount prepaid and (ii) the applicable Make-Whole Premium, if any. Each such prepayment of the Term Loans so allocated shall be applied to the Term Loans to ratably reduce all remaining scheduled installments of principal (which, for the avoidance of doubt, shall include any amount that is due and payable on the Maturity Date). Each prepayment pursuant to Section 2.3(e) or Section 2.3(f) shall (i) so long as no Application Event shall have occurred and be continuing, be applied, to the Outstanding Amount as set forth in Section 2.3(b)(i) until paid in full and (ii) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(b)(ii). 2.4 Promise to Pay. The Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any (including any Make-Whole Premiums), fees, costs, and expenses (including Lender Group Expenses), and Protective Advances, if any) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement. The Borrower agrees that its obligations contained in the first sentence of this Section 2.4 shall survive payment or satisfaction in full of all other Obligations. 2.5 Interest Rates, Payments and Calculations. (a) Interest Rate. All Outstanding Amounts that have been charged to the Loan Account pursuant to the terms hereof shall bear interest payable in cash on the outstanding balance thereof at a rate per annum equal to 11.0% (the “Interest Rate”). (b) Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the written election of the Required Lenders (or automatically while any Event of Default under Section 9.1(a), Section 9.1(d) or Section 9.1(e) exists), all outstanding Obligations shall bear interest from the date of the occurrence of such Event of Default at a per annum rate equal to *** the per annum rate otherwise applicable to the Outstanding Amounts hereunder or under any other Loan Document (or, in the case of any amounts that do not otherwise bear interest, at a rate equal to *** the per annum interest rate otherwise payable hereunder), payable in cash. (c) Payment. (i) Except as expressly provided herein to the contrary: (A) all interest payable hereunder or under any of the other Loan Documents shall be due and payable in cash, in arrears, on each Payment Date commencing after the Closing Date; (B) all Lender Group Expenses and all other costs and expenses payable hereunder or under any of the other Loan Documents shall be due and payable on the later of (x) 30 days after the date on which the applicable costs, expenses, or Lender Group Expenses were first invoiced to the Borrower and (y) five (5) Business Days following the date on which demand therefor is made by Agent or such Lender, as applicable. (ii) The Borrower hereby authorizes Agent and the Lenders, from time to time to charge to the Loan Account (i) on each Payment Date, all interest accrued during the prior quarter on any Loan hereunder, (ii) as and when due in accordance with Section 2.5(c)(i)(B), all Lender Group

- 48 - Expenses, and (iii) as and when due and payable all other fees or other payment obligations payable hereunder or under any other Loan Document. (iii) All amounts (including interest, premiums, if any (including any Make- Whole Premium), fees, Original Issue Discount, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to the Loans. (d) Computation. All interest and applicable fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty five (365) day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. (e) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the Interest Rate or rates payable under this Agreement or any other Loan Document, plus any other amounts paid in connection herewith or therewith, exceed the highest rate permissible under any Applicable Law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under Applicable Law, then, ipso facto, as of the date of the Closing Date, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by Applicable Law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the Outstanding Amount of the Obligations to the extent of such excess. 2.6 Fees. (a) Upfront Fee. An upfront fee in the amount equal to 0.50% on the principal amount funded of each Term Loan (the “Upfront Fee”), which shall be fully earned as of the date of each Term Loan and paid by the Borrower on the date of such Term Loan. All Upfront Fees paid to Agent shall be distributed to the applicable Lenders based on their Pro Rata Share. (b) [Reserved]. (c) [Reserved]. (d) Original Issue Discount. On each date of funding of a Term Loan, an amount equal to the Original Issue Discount for such Term Loan shall be charged to the Loan Account. (e) All fees and Original Issue Discount due and payable hereunder shall be irrevocable when paid or charged, as applicable. 2.7 Crediting Payments. The receipt of any payment item by Agent or any Lender shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account, or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly.

- 49 - 2.8 Designated Account. Agent and each Lender is authorized to make the Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person. The Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Loans in accordance with the Escrow Agreement. 2.9 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of the Borrower, (the “Loan Account”) on which the Borrower will be charged with the Term Loan, and with all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, premiums, if any (including any Make-Whole Premiums), fees and expenses, Lender Group Expenses, and any other fees and expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent or any Lender from the Borrower or for the Borrower’s account. Agent and/or the Lenders shall endeavor to provide statements regarding the Loan Account to the Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing (but neither Agent nor any Lender shall have any liability if Agent and/or the Lenders shall fail to provide any such statement), and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender Group unless, within thirty (30) days after Agent first makes such a statement available to the Borrower (or such longer period as Required Lenders may agree in their sole discretion), the Borrower shall deliver to Agent and the Lenders written objection thereto describing the error or errors contained in any such statements. 2.10 Financial Examination and Other Fees. The Borrower shall pay to Agent financial examination, audit, inspection, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows: (i) reasonable and documented out of pocket expenses for each financial examination, audit, or inspection of any Loan Party performed by personnel employed by Agent, and (ii) fees and charges paid or incurred by Agent (plus reasonable and documented out of pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third party Persons to perform financial examinations, audits or quality of earnings analyses of the Loan Parties, to appraise the Collateral, or any portion thereof, or to assess the Loan Parties’ business valuation; provided that, except upon the occurrence of an Event of Default, Borrower shall only be required to pay to Agent the costs and expenses for one (1) financial examination, audit, inspection, appraisal, and valuation for the Loan Parties as a whole, up to an aggregate amount of *** for each calendar year. 2.11 Capital Requirements. (a) If, after the Closing Date, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital or reserve requirements for banks or bank holding companies, or any change in the interpretation, implementation, or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy or liquidity (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and liquidity) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower and Agent thereof. Following receipt of such notice, the Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within thirty (30) days after presentation by such Lender of a statement in

- 50 - the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than one hundred twenty (120) days prior to the date that such Lender notifies the Borrower of such law, rule, regulation or guideline giving rise to such reductions and of such Lender’s intention to claim compensation therefor; and provided, further, that if such claim arises by reason of the adoption of or change in any law, rule, regulation or guideline that is retroactive, then the one hundred twenty (120)-day period referred to above shall be extended to include the period of retroactive effect thereof, provided in all events that the aggregate compensation due to any Lender under this Section 2.11(a) shall not cause the effective Interest Rate (including after giving effect to such compensation hereunder as part of the applicable Interest Rate) to exceed ***. (b) If any Lender requests additional or increased costs or amounts under Section 2.11(a) (any such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(a), as applicable, and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate the Borrower’s obligations to pay any future amounts to such Affected Lender pursuant to Section 2.11(a), as applicable, then the Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.11(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(a), as applicable, seek a substitute Lender reasonably acceptable to Agent (the consent of Agent not to be unreasonably withheld, conditioned or delayed) to purchase the Obligations owed to such Affected Lender (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations, pursuant to an Assignment and Acceptance Agreement, and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement. (c) Notwithstanding anything herein to the contrary, the protections of Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders affected thereby to comply therewith. (d) Notwithstanding anything herein to the contrary, including subsections (a)-(c) of this Section 2.11, no Lender shall be entitled to make a claim for compensation under this Section 2.11 unless such Lender shall be subject to the capital or reserve requirements or capital adequacy and liquidity laws, rules, guidelines, requests, or directives contemplated herein. 2.12 Senior Notes Refinancing. On or before January 15, 2023, the Borrower consummated a refinancing of the Indebtedness under the Senior Notes (the “Senior Notes Refinancing”) financed by the

- 51 - proceeds of the issuance of the Subordinated Notes pursuant to and in accordance with the terms of the Subordinated Notes Indenture. 2.13 Protective Advances. At any time that a Default or Event of Default has occurred and is continuing, the Agent, without prior notice to the Loan Parties, is authorized, in its sole discretion, to make any tax, insurance or other payments on behalf of the Loan Parties (“Protective Advances”) if Agent deems, in its sole discretion, that such Protective Advances are necessary or desirable to (a) enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, (b) preserve or protect any Collateral or Cannabis License or (c) to protect the priority, validity and enforceability of the Lender Group’s Lien on, and security interests in, the Collateral. All Protective Advances shall constitute Obligations for all purposes under the Loan Documents, secured by the Collateral, and shall be treated for all purposes as additional Loans. Any Protective Advance made pursuant to the terms hereof shall be made by the Lenders ratably in accordance with their Pro Rata Shares. 3. CONDITIONS; TERM OF AGREEMENT. 3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions precedent: (a) Agent shall have received each of the following documents, in form and substance reasonably satisfactory to Agent, duly executed and delivered, and each such document shall be in full force and effect: (i) this Agreement; (ii) the Existing Party Guaranty and Security Agreement; (iii) the Acquired Financed Loan Party Guaranty and Security Agreement for Nature’s Remedy of Massachusetts Inc.; (iv) a completed Perfection Certificate; and (v) the Funds Flow. (b) Agent shall have received: (i) a certificate, in form and substance reasonably satisfactory to Agent, from an officer or member of each Loan Party (A) attesting to the resolutions of such Loan Party’s board of directors (or equivalent governing body or sole member) authorizing its execution, delivery, and performance of the Loan Documents to which it is a party and authorizing specific natural persons to execute the same, (B) attesting to the incumbency and signatures of such natural persons, certifying as to such Loan Party’s Governing Documents, as of the Closing Date (and with respect to Governing Documents that are charter documents, certified as of a recent date (not more than thirty (30) days prior to the Closing Date) by the appropriate governmental official) and (C) attaching a certificate of status with respect to such Loan Party, dated not more than thirty (30) days prior to the Closing Date, issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing (if applicable) in such jurisdiction;

- 52 - (ii) a certificate, in form and substance reasonably satisfactory to Agent, from the Chief Executive Officer, Chief Financial Officer or similar such officer of Borrower certifying that, on behalf of each Loan Party, after giving effect to the initial Loans and transactions hereunder, (A) the Loan Parties, on a consolidated basis, are Solvent, (B) no Default or Event of Default exists, (C) the representations and warranties set forth in Section 4 are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof) and (D) each Loan Party has complied with all conditions to be satisfied by it under the Loan Documents except to the extent waived or permitted to be delivered pursuant to Section 3.7; (iii) a customary opinion of the Loan Parties’ U.S. and Canadian counsel, each in form and substance reasonably satisfactory to Agent; (iv) a copy of the Escrow Agreement duly executed by the Borrower and the Escrow Agent; (v) all documentation and other information for each Loan Party required by bank regulatory authorities under applicable “know your customer” procedures and Money Laundering Laws, including the Patriot Act to the extent requested at least five (5) days prior to the Closing Date, and such documentation and information shall be reasonably satisfactory to Agent and the Required Lenders; (vi) evidence that appropriate financing statements will be duly filed promptly following closing in such office or offices as may be necessary or, in the reasonable opinion of Agent, desirable to perfect Agent’s Lien’s in the Collateral; (vii) (A) a summary of all existing insurance coverage, (B) evidence acceptable to Agent that the insurance policies required by Section 6.7 have been obtained and are in full force and effect, and (C) certificates of insurance with respect to all existing insurance coverage, which certificates shall name Agent as an additional insured and/or loss payee and shall evidence compliance with Section 6.7; and (viii) executed (and, if applicable, recorded) copies of all other material documents in connection with the transactions contemplated by this Agreement in form and substance reasonable satisfactory to Agent. (c) [Reserved]; (d) Each Loan Party shall have received all other governmental, regulatory and third party approvals (including shareholder approvals and other consents) necessary to be obtained on or before the Closing Date in connection with this Agreement and the transactions contemplated by the Loan Documents, which shall all be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement, the transactions contemplated by the Loan Documents; and (e) The representations and warranties of the Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof) on and as of the Closing Date

- 53 - (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof) on and as of such earlier date; (f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of the Initial Term Loan on the Closing Date shall have been issued and remain in force by any Governmental Authority against the Borrower, Agent or any Lender; (g) After giving effect to the Term Loans as of the Closing Date and the liabilities and obligations of each of the Loan Parties under the Loan Documents, the Loan Parties, on a consolidated basis, shall be Solvent; (h) No material adverse change in the financial condition of the Loan Parties shall have occurred since December 31, 2020; and (i) Agent and each Lender shall have received all fees required to be paid, and all expenses required to be reimbursed hereunder (including the reasonable and documented fees and expenses of legal counsel); provided that, all such amounts may be paid with proceeds of the Initial Term Loan made on the Closing Date. 3.2 [Reserved]. 3.3 [Reserved]. 3.4 Term. Subject to Section 3.6, this Agreement shall continue in full force and effect for a term ending on the Maturity Date. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default (other than any Event of Default described in Section 9.1(d) or Section 9.1(e), each of which shall automatically result in the termination of the Commitments and the acceleration of the Loans as set forth in Section 10.1). 3.5 Effect of Maturity. On the Maturity Date, all of the Obligations immediately shall become due and payable without notice or demand and the Borrower shall be required to repay all of the Obligations (other than contingent obligations in respect of which no claim has been made) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments set forth in Schedule C-1) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations (other than contingent obligations in respect of which no claim has been made) have been paid in full. When all of the Obligations (other than contingent obligations in respect of which no claim has been made) have been paid in full, Agent will, at the Borrower’s sole expense, execute and deliver any termination statements (or, alternatively, in Agent’s sole discretion, at the Borrower’s sole expense, authorize the Loan Parties to file termination statements), lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary or requested by the Borrower to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

- 54 - 3.6 Early Termination by the Borrower. The Borrower has the option, at any time after the Second Amendment Subsequent Effective Date, subject to Section 2.3(g), and upon five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to the Lenders, all of the Obligations, in full. If the Borrower has sent a notice of termination pursuant to the provisions of this Section 3.6, then the Commitments shall terminate and the Borrower shall be obligated to repay the Obligations (other than contingent obligations in respect of which no claim has been made) in full on the date set forth as the date of termination of this Agreement in such notice. The foregoing notwithstanding, the Borrower may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness or other transactions if the closing for such issuance, incurrence or other transaction does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination). 3.7 [Reserved]. 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group: 4.1 Title to Assets; No Encumbrances. Each of the Loan Parties has (a) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (b) good and marketable title to (in the case of all other real or personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 6.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens. 4.2 Specified Acquisition. The Borrower has furnished Agent with true and correct copies of the material Specified Acquisition Documents. As of the Closing Date, except as would not have a Material Adverse Effect, (i) each of the representations and warranties contained in the Specified Acquisition Documents made by the Borrower and the purchaser thereunder is true and correct and (ii) to the actual knowledge of the Borrower, each of the representations and warranties contained in the Specified Acquisition Documents made by the other parties thereto, is true and correct and may be relied on by Agent and Lenders, in each case of clauses (i) and (ii), subject to scheduled exceptions thereto. As of the Closing Date, the Specified Acquisition has been consummated in accordance with the terms of the Specified Acquisition Documents in all material respects. The Specified Acquisition complies with all applicable material legal requirements in all material respects, except for Federal Cannabis Laws. All necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties in connection with the Specified Acquisition have been duly obtained and are in full force and effect. All applicable waiting periods with respect to the Specified Acquisition have expired without any action being taken by any competent Governmental Authority that restrains, prevents or imposes material adverse conditions upon the consummation of the Specified Acquisition. The execution and delivery of the Specified Acquisition Documents do not, and the consummation of the Specified Acquisition do not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Loan Parties or, to the Loan Parties’ knowledge, any other party to the Specified Acquisition Documents, or result in a breach of, or constitute a default under, any Material Contract or any judgment, order or decree, to which any other party is a party or by which any other party is bound or, to the Loan Parties’ knowledge, to which any other party to the Specified

- 55 - Acquisition Documents is a party or by which any such party is bound, in each case except for Federal Cannabis Laws. 4.3 [Reserved]. 4.4 Due Organization and Qualification; Subsidiaries (a) Each Loan Party (i) is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, as applicable, (ii) is qualified to do business in any state where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby. (b) Set forth on Schedule 4.4(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate description as of the Second Amendment Initial Effective Date of (i) the authorized Stock of each Loan Party and each Subsidiary of each Loan Party, by class and (ii) a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 4.4(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than ***, no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock. All of the outstanding Stock of each Loan Party (i) has been validly issued, is fully paid and non-assessable, to the extent applicable, (ii) was issued in compliance with all Applicable Law, and (iii) except with respect to any publicly traded Stock of Borrower (for which no Loan Party makes any representation whatsoever), are free and clear of all Liens other than Permitted Liens. (c) Set forth on Schedule 4.4(c) is a complete and accurate list of (i) the jurisdiction of organization of each Loan Party, (ii) the chief executive office of each Loan Party, and (iii) the organizational identification number of each Loan Party (if any). 4.5 Due Authorization; No Conflict. (a) The execution, delivery, and performance by each Loan Party of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party. (b) The execution, delivery, and performance by such Loan Party of the Transaction Documents to which it is a party do not and will not (i) violate any material Applicable Law, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party, except to the extent that the proceeds of this Agreement shall be used to satisfy in full or otherwise cancel such Material Contract, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Stock of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, except to the extent that (x) such consents or approvals have been obtained and are still in force and effect or (y) with respect to Material Contracts, such consents or approvals have not been obtained, but the proceeds of this

- 56 - Agreement shall be used to satisfy or otherwise cancel such Material Contracts, thereby rendering such approvals or consents unnecessary, except to the extent that failure to comply with any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. (c) The execution, delivery, and performance by each Loan Party of the Transaction Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Transaction Documents do not and will not require any Loan Party registration with, consent, or registrations, consents, approvals, notices, or other action with or by, any Governmental Authority, other than Permits, notices, or other actions that (i) have been obtained and that are still in force and effect, or (ii) the failure to obtain which would not reasonably be expected to become a Material Adverse Effect. Notwithstanding the foregoing, any filings and recordings with respect to the Collateral shall be made, or otherwise delivered to Agent for filing or recordation, as of the Second Amendment Initial Effective Date. (d) Each Transaction Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. (e) This Agreement and the other Loan Documents, when executed and delivered, will grant to Agent (for the benefit of the Lender Group), upon the filing of the appropriate UCC financing statements with the filing offices listed in the Perfection Certificate, a valid and perfected Lien on the Collateral that is senior to all Liens other than Permitted Priority Liens, solely to the extent perfection can be achieved by such UCC filing. 4.6 Litigation. (a) There are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect or which in any manner draws into question the validity or enforceability of any of the Transaction Documents. (b) Schedule 4.6(b) sets forth, as of the Second Amendment Initial Effective Date, to the knowledge of any Loan Party, a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that would reasonably be expected to result in liabilities in excess of, three million Dollars ($3,000,000) that, as of the Second Amendment Initial Effective Date, is pending or, to the knowledge of each Loan Party, threatened in writing against a Loan Party, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Second Amendment Initial Effective Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties in connection with such actions, suits, or proceedings is covered by insurance. The estimate of costs with respect to such actions, suits, or proceedings set forth on Schedule 4.6(b) represents a reasonable estimate of such costs as of the Second Amendment Initial Effective Date, based on reasonable assumptions made in good faith. 4.7 Compliance with Laws; Permits; Licenses. (a) Except as would not have a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (i) is in violation of any Applicable Law or (ii) is subject to or in default with respect to any

- 57 - final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. (b) None of the Loan Parties has received any written notice from any Governmental Authority alleging that any of the Loan Parties are not in compliance in any material respect with, or may be subject to material liability under, any Applicable Law. (c) Except as would not have a Material Adverse Effect, the Loan Parties have all the Permits required pursuant to Applicable Laws for the Loan Parties to conduct its business as currently contemplated, and all such Permits are in full force and effect. There are no such Permits held in the name of any Person (other than the Loan Parties) on behalf of any of the Loan Parties. (d) Except as set forth on Schedule 4.7(d), the Loan Parties on the applicable date this representation is being made have all Cannabis Licenses required to conduct their business as currently conducted or contemplated or the Loan Parties have valid, operative, and enforceable management or services agreements with the holders of the applicable Cannabis Licenses. 4.8 Historical Financial Statements; No Material Adverse Effect. All historical financial information relating to the financial condition of the Loan Parties and their Subsidiaries that have been delivered by or on behalf of any Loan Party to Agent and the Lenders (the “Historical Financial Statements”) have been prepared in accordance with Applicable Accounting Standards, except as otherwise expressly noted therein, and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the applicable date of such Historical Financial Statements, none of the Loan Parties has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not, in each case, reflected in the Historical Financial Statements or the notes thereto (to the extent required by Applicable Accounting Standards) and which in any such case is material in relation to the business, operations, properties, assets, or financial condition of the Loan Parties or any of their Subsidiaries taken as a whole. Since December 31, 2020, no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Effect. 4.9 Solvency. (a) As of the Second Amendment Initial Effective Date, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent. (b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party. 4.10 Employee Benefits. No Loan Party, its Subsidiaries nor any of their respective ERISA Affiliates has to such Loan Party’s actual knowledge after due inquiry) contributed to or maintained any Benefit Plan, or is liable for any obligations under any Benefit Plan. No ERISA Event has ever occurred or is reasonably expected to occur.

- 58 - 4.11 Environmental Condition. Except as would not have a Material Adverse Effect, (a) to the knowledge of each Loan Party, none of the Real Property nor any other Loan Party’s or any of their Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries’ or by previous owners or operators in the disposal of, or to produce, store, handle, treat, Release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, Release or transport was in violation, in any material respect, of any material Environmental Law, (b) to the knowledge of the Borrower, after due inquiry, there has been no Release of any Hazardous Material, at, to or from any Real Property or any other property owned or leased by any Loan Party or any of their Subsidiaries, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party, and (d) to the knowledge of each Loan Party, no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any Environmental Action or any consent decree or settlement agreement with any Person relating to any Environmental Law or Environmental Liability. 4.12 Real Property. (a) Schedule 4.12(a) sets forth a correct and complete list as of the Second Amendment Initial Effective Date of the location, by state and street address, of all Real Property owned by any Loan Party with a value in excess of $500,000 or leased by any Loan Party where Collateral in excess of $500,000 in value is located, identifying which properties are owned and which are leased, together with the names and addresses of any landlords. (b) Each Loan Party has title, subject to matters of record disclosed in the title commitments referenced on Schedule 4.12(b), to, or valid leasehold interests in, all such Real Property, and none of the Real Property is subject to any Lien, except Permitted Liens. (c) Each Loan Party has paid all such material payments required to be made by it in respect of any Leasehold Property, and, to such Loan Party’s knowledge, no landlord Lien has been filed, and to the Borrower’s knowledge, no claim of delinquency is being asserted, with respect to any such payments, except as are subject to Permitted Protest. (d) All Permits or Cannabis Licenses required to have been issued to enable all Real Property of any Loan Party to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, either individually or in the aggregate, would not have a Material Adverse Effect. (e) None of any Loan Party has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of such Loan Party or any part thereof, except those that, either individually or in the aggregate, would not have a Material Adverse Effect. 4.13 Complete Disclosure. To the actual knowledge of each Loan Party after due inquiry, all factual written information taken as a whole (other than forward-looking statements and projections and information of a general economic nature and general information about the Loan Parties’ industry) furnished by or on behalf of a Loan Party to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents is, and all other such factual information taken as a whole (other than forward- looking statements and projections and information of a general economic nature and general information about the Loan Parties’ industry) hereafter furnished by or on behalf of a Loan Party to Agent or any Lender,

- 59 - will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole), not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent and the Lenders on the Closing Date represent, and as of the date on which any other Projections are delivered to Agent or the Lenders, such additional Projections represent, the good faith estimate of management of the Loan Parties, on the date such Projections were delivered, of the Loan Parties’ future performance for the periods covered thereby based upon assumptions believed by the management of the Loan Parties to be reasonable at the time of the delivery thereof to Agent and the Lenders (it being recognized by Agent and the Lenders that such projected financial information is not to be viewed as fact and is subject to significant uncertainties and contingencies many of which are beyond the Loan Parties’ control, that no assurance can be given that any particular financial projections will be realized, and that actual results may vary materially from such projected financial information). 4.14 Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness in excess of $1,000,000 in principal amount of each Loan Party as of the Second Amendment Initial Effective Date that is to remain outstanding after the Second Amendment Initial Effective Date and Schedule 4.14 accurately sets forth the aggregate principal amount of such Indebtedness as of the Second Amendment Initial Effective Date. 4.15 Patriot Act; Foreign Corrupt Practices Act. Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. 4.16 Payment of Taxes. Except as otherwise permitted under Section 6.6, all tax returns of each Loan Party required to be filed by any of them have been timely filed, all such tax returns and reports are true, correct and complete, in each case, in all material respects, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other similar governmental charges imposed by a tax authority upon a Loan Party and upon its assets, income, businesses and franchises that are due and payable have been paid when due and payable, other than taxes that are the subject of a Permitted Protest. No Loan Party knows of any actual or proposed tax assessment or tax Lien against any Loan Party or any Subsidiary of a Loan Party or any of their respective assets or any Stock in respect of any such Person that is not subject to Permitted Protest. 4.17 Margin Stock. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. 4.18 Governmental Regulation. No Loan Party is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to

- 60 - incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. 4.19 Sanctions. No Loan Party nor any of their Subsidiaries is in violation of any Sanctions Laws, and the Borrower has implemented and maintains in effect and enforces necessary policies and procedures designed to ensure compliance therewith by the Loan Parties, their Subsidiaries and their respective directors, officers and employees. None of the Loan Parties, nor any of their Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Jurisdictions or Sanctioned Entities, or (c) directly or, to the knowledge of the Loan Parties, indirectly derives revenues from investments in, or transactions with Sanctioned Persons, Sanctioned Jurisdictions or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person, Sanctioned Jurisdiction or Sanctioned Entity. 4.20 Employee and Labor Matters. Except as would not reasonably be expected to cause a Material Adverse Effect, there is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party, or (iii) no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in material violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits (except for employee vacation benefits) have been paid or accrued as a liability on the books of Borrower and its Subsidiaries. 4.21 Material Contracts. Except as would not have a Material Adverse Effect, each Material Contract (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party and, to the knowledge of each Loan Party, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or modified in any material respect that has not been discussed, and (c) is not in material default due to the action or inaction of the applicable Loan Party. No Loan Party, nor any of its Subsidiaries, is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. 4.22 PEP. To the knowledge of each Loan Party, no Loan Party nor any of their respective Subsidiaries is acting on behalf of any corporation, business or other entity that has been formed by, or for the benefit of, a current or former senior foreign political figure, serving in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government owned corporation, or political figure (collectively, a “PEP”).

- 61 - 4.23 Location of Collateral. The office where each Loan Party keeps its records concerning the Collateral, and each Loan Party’s principal place of business and chief executive office, each as of the Second Amendment Initial Effective Date, are set forth on Schedule 4.23. 4.24 EEA Financial Institutions. No Loan Party is an EEA Financial Institution. 4.25 Intellectual Property. Each Loan Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other) for the business or operations of such Loan Party. All Intellectual Property owned by any Loan Party which is issued, registered or pending with any United States or foreign Governmental Authority (including, without limitation, any and all applications for the registration of any such Intellectual Property with any such United States or foreign Governmental Authority) and, to the knowledge of each Loan Party, all licenses under which any Loan Party is the exclusive licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule 4.25. Such Schedule 4.25 indicates in each case whether such registered Intellectual Property (or application therefor) is owned or exclusively licensed by such Loan Party. Except as indicated on Schedule 4.25, to the best of each Loan Party’s knowledge, the applicable Loan Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by such Loan Party, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not to sue such third parties for infringement, other than non-exclusive licenses granted in the ordinary course of business. To the Loan Parties’ knowledge, all registered Intellectual Property of each Loan Party is duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. No Loan Party is party to, nor bound by, any material license agreement with respect to which any Loan Party is the licensee that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such license agreement. To the Loan Parties’ actual knowledge (after due inquiry), there is no infringement or claim of infringement by others of any Intellectual Property rights of any Loan Party. 4.26 Broker Fees. Except as set forth on Schedule 4.26, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby. The Borrower shall be solely responsible for the payment of any and all broker’s or finder’s fees and commissions payable now and in the future in connection with this Agreement or any of the transactions contemplated hereby and shall indemnify upon demand the Lender Group and its directors, officers, employees and agents against any claim arising therefrom or in connection therewith 4.27 Representations Not Waived. The representations and warranties of the Loan Parties contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of any Lender, Agent and/or any of their respective representatives or agents or by reason of the fact that any Lender, Agent and/or any of their respective representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect. 5. [RESERVED]. 6. AFFIRMATIVE COVENANTS. Each Loan Party covenants and agrees that, (x) with respect to Sections 6.1, 6.3, 6.5, 6.8, 6.9, 6.10, 6.14, 6.15, 6.16 and 6.18, beginning on the Second Amendment Subsequent Effective Date and (y) with respect to all other Section of this Article 6, beginning on the date of this Agreement, and continuing until termination of the Commitments and payment in full of the Obligations (other than

- 62 - contingent obligations with respect to which no claim has been made), each Loan Party shall and shall cause each of its Subsidiaries (not including Excluded Subsidiaries) to do all of the following: 6.1 Financial Statements, Reports, Certificates. (a) Deliver to Agent and each Lender, each of the financial statements, reports, and other items set forth on Schedule 6.1 no later than the times specified therein, (b) agree that no Loan Party nor any of its Subsidiaries (excluding Excluded Subsidiaries) will have a fiscal year different from that of Borrower (except for any Acquired Financed Loan Party or Acquired Non-Financed Party), (c) agree to maintain a system of accounting that enables the Loan Parties to produce financial statements in accordance with Applicable Accounting Standards, and (d) agree to (i) in connection with the delivery of annual audited financial statements (as set forth on Schedule 6.1), use commercially reasonable efforts to provide Agent with progress reports regarding the Borrower’s audited year-end financial statements upon Agent’s request, and (ii) permit Agent, the Lenders and their duly authorized representatives or agents to discuss such audited financials with the Auditor during regular business hours and with reasonable prior notice, provided that an employee or a duly authorized representative or agent of the applicable Loan Party be permitted to attend such discussion, provided further, such discussions with any Lender and Auditor shall be no more than one time per year unless an Event of Default has occurred or is continuing. 6.2 Collateral Reporting. Provide Agent and the Lenders with each of the reports set forth on Schedule 6.2 at the times specified therein. 6.3 Existence. At all times preserve and keep in full force and effect such Person’s (i) valid existence and good standing in its jurisdiction of formation or organization except in a transaction expressly permitted by Section 7.3 and Section 7.4 and (ii) except as would not have a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any Permits or Cannabis Licenses. 6.4 Inspection; Appraisals. Permit Agent and the Lenders’ duly authorized representatives or agents to (a) visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided that (i) an authorized representative of the Loan Parties shall be given an opportunity to be present, (ii) to the extent Agent and the Lender’s duly authorized representatives aren’t permitted by Applicable Law to visit any properties or any specific area thereof without credentials, approvals, background checks or similar authorizations, neither Borrower nor any Loan Party shall be in violation of this Agreement for refusing access to any such restricted area to Agent and the Lender’s duly authorized representatives, provided that Borrower and each Loan Party shall cooperate with Agent and the Lender’s duly authorized representatives to assist with the procurement of all credentials, approvals, background checks or similar authorizations necessary to enter such restricted area, (iii) so long as no Event of Default shall have occurred during a calendar year, Agent and the Lenders’ shall not conduct more than one (1) inspection per calendar year for the Loan Parties, as a whole, and (iv) all costs and expenses incurred by Agent or the Lenders’ representatives or agents shall be subject to the cap set forth in Section 2.10 herein except for (x) any such costs and expenses incurred during the existence of an Event of Default or (y) in connection with a refinancing of this credit facility) and (b) cause the Acquired Financed Loan Party Real Property to be appraised by an appraiser selected by Agent at Agent’s sole cost and expense, in each case at such reasonable times and intervals as Agent may designate and, so long as no Event of Default exists, with reasonable prior notice to the Borrower and during regular business hours.

- 63 - 6.5 Maintenance of Properties. (a) Maintain and preserve all of its assets and properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty and Permitted Dispositions excepted, and defend its title and Agent’s Lien therein against all Persons claims and demands, except Permitted Liens, except to the extent a failure to do so would not reasonably be expected to cause a Material Adverse Effect. (b) Maintain, or obtain contractual commitments from relevant landlords to maintain, all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary for the use of the Acquired Financed Loan Party Real Property (as used in the business of the Loan Parties), except to the extent a failure to do so would not reasonably be expected to cause a Material Adverse Effect. (c) Comply in all respects with the terms of each Lease and other material agreement relating to the Acquired Financed Loan Party Leasehold Properties so as not to permit any tenant default to exist thereunder beyond any applicable notice and cure periods (other than any matters being contested in good faith by appropriate proceedings), except to the extent a failure to do so would not reasonably be expected to cause a Material Adverse Effect. 6.6 Taxes. Cause all Taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Loan Parties, their Subsidiaries (except for Excluded Subsidiaries) or any of their respective assets to be paid in full when due in accordance with Applicable Law, except to the extent that the validity of such Tax shall be the subject of a Permitted Protest. 6.7 Insurance. (a) The Loan Parties will, and will cause each of their Subsidiaries to, at the Borrower’s expense, maintain insurance substantially similar to the coverage in place on the Closing Date, as listed on Schedule 6.7. All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent, the Lenders, and any other lenders with respect to collateral secured by Permitted Indebtedness, as their interests may appear, in case of loss, pursuant to a lender loss payable endorsement with a standard noncontributory “lender” or “secured party” clause to the extent not otherwise payable to Agent and the Lenders pursuant to the terms of such insurance policy and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for (unless agreed to by Agent) not less than thirty (30) days (ten (10) days in the case of non-payment) prior written notice to Agent and the Lenders of the exercise of any right of cancellation. (b) If an Event of Default has occurred and is continuing, the Borrower shall give Agent and the Lenders prompt notice of any loss exceeding $1,000,000 covered by any Loan Party’s casualty or business interruption insurance. So long as no Event of Default has occurred and is continuing, the Loan Parties shall have the exclusive right to adjust any losses payable under any such insurance policies. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be

- 64 - necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. 6.8 Compliance with Laws. Comply with the requirements of all Applicable Laws, Permits, Cannabis Licenses, and orders of any Governmental Authority or any Regulatory Authority in all material respects. 6.9 Environmental. Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect: (a) Keep any property either owned or operated by any Acquired Financed Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) Each Acquired Financed Loan Party shall comply, in all material respects, with Environmental Laws and provide to Agent and the Lenders documentation of such compliance which Agent or any Lender reasonably requests, (c) Promptly notify Agent and the Lenders of any Release of which the Borrower has knowledge of a Hazardous Material in any reportable quantity at, from or onto the Acquired Financed Loan Party Real Property or any other property owned or operated by any Acquired Financed Loan Party including any Release identified in the course of any Phase II investigation conducted on behalf of Borrower and take any Remedial Actions required to abate said Release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, including any actions required to receive a “No Further Action” letter or similar confirmation from the relevant Governmental Authority evidencing completion of the remediation and compliance with Environmental Law, and provide Agent and Lenders with a copy of such No Further Action Letter or similar confirmation, and (d) Promptly, but in any event within ten (10) Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) written notice that an Environmental Lien has been filed against any of the real or personal property of any Acquired Financed Loan Party, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Acquired Financed Loan Party, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority. 6.10 Disclosure Updates. Promptly upon an Authorized Person obtaining actual knowledge thereof, notify Agent and the Lenders if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules thereto. 6.11 Formation or Acquisition of Subsidiaries. Upon the formation or acquisition by any Loan Party of any Subsidiary that is not an Excluded Subsidiary after the Closing Date (or when a prior Excluded Subsidiary ceases to constitute an Excluded Subsidiary hereunder), within thirty (30) days of such formation or the consummation of such acquisition (or within thirty (30) days of the date such prior Excluded Subsidiary ceases to constitute an Excluded Subsidiary hereunder) (or such later date as permitted

- 65 - by Agent in its sole discretion), the Loan Parties shall (a) cause such Subsidiary to execute and deliver to Agent an Acquired Financed Loan Party Guaranty and Security Agreement or an Acquired Non-Financed Party Guaranty and Security Agreement, as applicable, in each case in form and substance reasonably satisfactory to Agent, together with such other security documents, as well as appropriate financing statements all in form and substance reasonably satisfactory to Agent (including being sufficient to grant an Agent Lien (subject to Permitted Liens and with the priority called for by this Agreement) in and to the applicable assets of such Subsidiary) which Lien is granted by such Subsidiary in favor of Agent, on behalf of the Lender Group, under any of the Loan Documents, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, as applicable pledging all of the direct or beneficial ownership interest in each Subsidiary that is an Acquired Financed Loan Party, each in form and substance reasonably satisfactory to Agent, and (c) provide to Agent all other customary documentation, including, to the extent reasonably requested by Agent, one or more opinions of counsel reasonably satisfactory to Agent which in its reasonable opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11, or Section 6.13 shall constitute a Loan Document 6.12 Additional Acquired Financed Loan Party Real Property. To the extent requested by Agent with respect to any owned Acquired Financed Loan Party Real Property acquired after the Closing Date, in the aggregate with a fair market value in excess of $500,000, the applicable Acquired Finance Loan Party owning any such Acquired Financed Loan Party Real Property shall, within thirty (30) days of Agent’s request, take such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, instruments, agreements, opinions, certificates and all other Mortgage Supporting Documents with respect to such owned Acquired Financed Loan Party Real Property as reasonably requested by Agent to create in favor of Agent, a valid and perfected first priority security interest in such Acquired Financed Loan Party Real Property or to otherwise grant Agent rights with respect thereto consistent with the rights granted to Agent with respect to other owned Acquired Financed Loan Party Real Property subject to a Mortgage pursuant to the Loan Documents.. 6.13 Further Assurances. At any time upon the reasonable request of Agent, each Loan Party shall execute or deliver to Agent, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, Mortgages, deeds of trust, opinions of counsel, and all other documents that Agent may reasonably request, in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected Agent’s Liens in the Collateral granted hereunder (collectively, the “Additional Documents”), to create and perfect Liens in favor of Agent in such Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the Loan Documents. To the maximum extent permitted by Applicable Law, each Loan Party authorizes Agent, after the occurrence and during the continuance of an Event of Default, to execute any such Additional Documents in the applicable Loan Party’s name and to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each of Borrower and each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral. 6.14 Lender Meetings. The Loan Parties will, within ninety (90) days after the close of each fiscal year of the Borrower (or such later date as Agent may agree), at the request of Agent and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time, including participation by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and the projections presented for the current fiscal year of the Borrower.

- 66 - 6.15 Material Contracts. Each Loan Party shall and shall cause each of its Subsidiaries (excluding Excluded Subsidiaries) to observe and perform all of the covenants, terms, conditions and agreements contained in the Material Contracts to be observed or performed by it if failure to so observe or perform is likely to have a Material Adverse Effect. Each Loan Party will, and will cause each other Loan Party to, use commercially reasonable efforts to ensure that any Material Contract entered into after the Closing Date (other than any renewals, amendments or extensions of Material Contracts in existence as of the Closing Date) by any Loan Party permits the grant of a security interest in such agreement (and all rights of such Loan Party thereunder) to such Loan Party’s lenders or an agent for any lenders (and any transferees of such lenders or such agent, as applicable). No Loan Party shall release the liability of any party under any Material Contract if such release is likely to have a Material Adverse Effect. 6.16 Books and Records. Each Loan Party shall keep proper books of records and accounts in which full, true and correct entries in conformity with Appliable Accounting Standards and all requirements of law, in each case, in all material respects, shall be made of all dealings and transactions in relation to its businesses and activities. 6.17 Accounts. (a) By no later than sixty (60) days after the Second Amendment Subsequent Effective Date, unless such deadline has otherwise been agreed to be extended in writing by Agent in its sole discretion (not to be unreasonably withheld if the Loan Parties have acted diligently and in good faith and failure to meet such deadline is beyond the reasonable control of the Loan Parties), the Loan Parties shall, at all times thereafter, hold not less than $6,500,000 in the aggregate on deposit in the Concentration Account. (b) At all times during a Controlled Account Trigger Period: (i) the Loan Parties shall ACH or wire transfer *** to the Concentration Account (x) all cash receipts and collections received by each Loan Party from all sources, and (y) any amounts then on deposit in its Deposit Accounts or Securities Accounts (excluding any such account to the extent transferring some or all of the funds in such account would cause a Loan Party to violate the terms of an agreement in respect of Indebtedness that constitutes Permitted Indebtedness under clauses (t), (x) or (y) of the definition thereof (the “Excluded Deposit Accounts”) so long as the Agent has received prior written notice from the Loan Parties of the entry into such a Permitted Indebtedness agreement and the nature of the restrictions on transfers from the Excluded Deposit Accounts thereunder); (ii) the Loan Parties may make withdrawals and transfers from the Concentration Account to make direct payments in the ordinary course of business so long as each of the following conditions is satisfied with respect to any such withdrawal or transfer: (A) no Event of Default has occurred and is continuing; (B) the Loan Parties hold not less than *** in the aggregate on deposit in the Concentration Account in accordance with Section 6.17(a); (C) the aggregate balance of all other Deposit Accounts and Securities Accounts is not greater than ***, and (D) such withdrawal or transfer has (x) been approved in writing by Agent or (y) is not expressly prohibited under this Agreement; (iii) the funds on deposit in the Concentration Account shall at all times be Collateral securing all of the Obligations; and (iv) in no event shall a Controlled Account Trigger Period constitute an Event of Default if the Loan Parties otherwise comply with the terms of this Section 6.17.

- 67 - (c) Upon the termination of any Controlled Account Trigger Period, the Loan Parties shall be permitted to access the cash balance in the Concentration Account without any restriction under this Section 6.17, and for the avoidance of doubt, shall be permitted to transfer out of the Concentration Account all cash receipts, collections and other amounts then on deposit in the Concentration Account to such account(s) as the Loan Parties may determine in their sole discretion; provided that, and notwithstanding the foregoing, there shall be and remain at all times no less than $6,500,000 in the aggregate on deposit in the Concentration Account in compliance with Section 6.17(a). (d) Upon the occurrence and during the continuance of a Springing Trigger Event, and provided that Agent or the Lenders have elected to initiate the exercise of control of the Concentration Account, the Concentration Account shall thereafter be under the sole dominion and control of the Agent pursuant to the Control Agreement. 6.18 Cash Management. The Loan Parties shall establish and maintain all Deposit Accounts and Securities Accounts at one or more financial institutions that are reasonably satisfactory to the Required Lenders (which for the avoidance of doubt includes each bank and financial institution utilized by the Borrower and its Subsidiaries on the Closing Date). Except for cash on deposit in an Excluded Account, the Loan Parties shall, subject to Section 6.17, deposit all other cash at the dispensaries, cultivation facilities, production facilities or from other operations in Deposit Accounts with banks in the state in which such operations occur (if any) and that are subject to a Control Agreement promptly after receipt thereof (and in any event cause such receipts to be deposited in the ordinary course of business), provided that, for the avoidance of doubt, it shall not be a violation of this Section 6.18 by a Loan Party if such Loan Party is prohibited or limited from transferring cash that would otherwise be required to be transferred to a Deposit Account subject to a Control Agreement under this Section 6.18 if such transfer is not permitted pursuant to Applicable Law or the bank or other financial institution where the applicable Loan Party has established and maintains a Deposit Account. The Loan Parties shall provide prior written notice to Agent of each new Deposit Account or Securities Account that it opens on or after the Second Amendment Subsequent Effective Date, in each case providing the current balance, the anticipated average daily balance, and the name and address of the depositary bank for each such account. 7. NEGATIVE COVENANTS. Each Loan Party covenants and agrees that, beginning (except with respect to Section 7.7(e), which shall begin on the date of this Agreement) on the Second Amendment Subsequent Effective Date and continuing until termination of all of the Commitments and payment in full of the Obligations (other than contingent obligations in respect of which no claim has been made), no Loan Party will, or permit any of its Subsidiaries, to do any of the following: 7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness. 7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. 7.3 Restrictions on Fundamental Changes. (a) Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its Stock (including pursuant to a “division” under Delaware law), except: (i)

- 68 - for any merger or consolidation between Loan Parties, provided, that the Borrower must be the surviving entity of any such merger or consolidation to which it is a party; (ii) for any merger or consolidation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party; (iii) any Permitted Acquisition; (iv) for acquisitions, mergers, consolidations, reorganizations, recapitalizations, or reclassifications of Stock involving solely the Stock of any Excluded Subsidiary (including without limitation Jushi Europe SA and Jushi JPTREH LDA); (v) any reorganizations, recapitalizations, or reclassifications of Stock in connection with the Borrower’s or an Affiliate’s listing on a public securities market in the United States, including without limitation the New York Stock Exchange or the NASDAQ; (vi) any reorganizations, recapitalizations, or reclassifications of Stock for Tax purposes that do not have an adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect; (vii) any reorganizations, recapitalizations, or reclassifications of Stock to correct any errors or make ministerial or immaterial changes to a Governing Documents of a Loan Party or (viii) in connection with any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassification of Stock that would constitute a Change of Control (and for the avoidance of doubt, such Change of Control shall cause an acceleration in accordance with Section 2.1(d) herein); (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution) other than in the ordinary course of business in a manner that does not have an adverse impact on Agent’s Lien in any material respect or interest as a Lender in any material respect; (c) Suspend or cease operating a material portion of its business if such suspension or cessation is likely to cause a Material Adverse Effect. 7.4 Disposal of Assets. Other than Permitted Dispositions or transactions permitted by Section 7.3 and Section 7.11, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets (any such conveyance, sale, lease, license, assignment, transfer or other disposition, a “Disposition”). 7.5 Change Name. Change any Loan Party’s name, organizational identification number, state of organization or organizational identity; provided, however, that any Loan Party may change its name, organizational identification number, state of organization or organizational identity upon at least ten (10) days’ prior written notice to Agent of such change and so long as at the time of such written notification, such Loan Party reasonably provides any financing statements necessary to perfect and/or continue perfection of Agent’s Liens. 7.6 Nature of Business. Make any material change in the nature of its or their business (including with respect to any Permitted Acquisition) as described in Schedule 7.6, to the extent not reasonably related thereto, or acquire any properties or assets that are not reasonably related to the conduct of such business activities. 7.7 Prepayments and Amendments. (a) Optionally prepay, redeem or defease any Indebtedness of any Loan Party, other than (i) the Obligations in accordance with this Agreement; (ii) prepayments required pursuant to any contractual obligation of a Loan Party existing on the Closing Date and not created in contemplation of the transactions contemplated hereby; (iii) so long as the Borrower is in pro forma compliance with the financial covenants in Section 8, prepayments of principal and interest or the exercise of purchase options under any Permitted Purchase Money Indebtedness, including without limitation in connection with the exercise of the purchase option set forth on Schedule 7.7(a); (iv) Indebtedness with respect to any sale leaseback

- 69 - transaction permitted hereunder, so long as such payment is sourced solely from the proceeds of a refinancing that constitutes Permitted Indebtedness or from a capital contribution from a non-Loan Party; or (v) so long as the Borrower is in pro forma compliance with the financial covenants in Section 8, prepayments of Indebtedness from equity capital raised by Borrower or any other Loan Party; (b) Make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions or is not required pursuant to any contractual obligation of a Loan Party existing on the Closing Date, including without limitation any payment on account of the Subordinated Notes Indebtedness except as permitted under the Intercreditor Agreement; (c) Directly or indirectly, amend, modify, alter, or change any of the terms or provisions of the Governing Documents of any Loan Party, in each case, in any material respect that could be materially adverse to Lenders; (d) Amend or otherwise revise the Employee Notes to: (i) increase the principal; or (ii) extend the maturity beyond 6 months from the date set forth therein, provided that, for the avoidance of doubt, except as set forth in subsections (i) or (ii) of this Section 7.7(d), a Loan Party may take any action with respect to the Employee Notes that such Loan Party deems desirable, including without limitation forgiving any or all Indebtedness evidenced by the Employee Notes; or (e) Amend or otherwise modify any Subordinated Notes Loan Document except for: (i) amendments or modifications that are not adverse to the Lenders in any material respect; or (ii) amendments or modifications that are undertaken in accordance with the Intercreditor Agreement. 7.8 Restricted Payments. No Loan Party shall make any Restricted Payment, other than to the extent constituting (i) Permitted Investments, (ii) a Restricted Payment for the payment of management fees or advisory fees to any Loan Party or Excluded Subsidiary, including any allocation or sharing of overhead, selling, general or administrative expenses, taxes or other shared business expenses, provided that to the extent such Restricted Payment is made to an Excluded Subsidiary, such payment shall not, in the aggregate (unless approved by Agent in writing in its sole discretion), exceed *** per fiscal year and serve some demonstrable business justification in accordance with the nature of the Loan Parties’ business as set forth on Schedule 7.6.; (iii) a Restricted Payment between Excluded Subsidiaries; (iv) a Restricted Payment between Loan Parties, (v) so long as no Default or Event of Default is in effect, a Restricted Payment to an Excluded Subsidiary in connection with a capital call made by an Excluded Subsidiary (whether or not any Loan Party had the right to cause such Excluded Subsidiary to make such capital call) provided (1) all such Restricted Payments are in an aggregate amount not to exceed *** per fiscal year and (2) such capital call serve some demonstrable business justification in accordance with the nature of the Loan Parties’ business as set forth on Schedule 7.6; and (vi) so long as no Default or Event of Default is in effect, a Restricted Payment to an Excluded Subsidiary that is wholly-owned by a Loan Party in connection with the leasing of real property provided such lease payments serve some demonstrable business justification in accordance with the nature of the Loan Parties’ business as set forth on Schedule 7.6, and which shall include without limitation any lease payments made in connection with the Permitted Transaction. 7.9 [Reserved]. 7.10 Accounting Methods. Without Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed except as required by Applicable Law or applicable accounting rules),

- 70 - modify or change its fiscal year end from December 31 or its method of accounting (other than as may be required to conform to, or as set forth in the definition of, Applicable Accounting Standards). 7.11 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment. 7.12 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries (including the payment any of management, advisory, consulting fees or the like), except for: (a) transactions between a Loan Party, on the one hand, and any Affiliate of such Loan Party that is not a Loan Party, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by such Loan Party in excess of *** per fiscal year for any single transaction or series of transactions, and (iii) are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-Affiliate; (b) transactions permitted under Section 7.3; (c) transactions permitted under Section 7.8; (d) (i) the payment of compensation, severance, or employee benefit arrangements to employees, consultants, officers and outside directors of such Loan Party made: (1) in the ordinary course of business, (2) pursuant to a contractual arrangement in place prior to the Closing Date and which was not created in contemplation of avoiding the contractual obligations of the Loan Parties under the Loan Documents; or (3) approved by a majority of the independent members of such Loan Party’s Board of Directors (or comparable governing body) or a committee thereof, and (ii) the payment of reasonable and customary indemnification obligations to employees, officers, and outside directors of such Loan Party in the ordinary course of business and consistent with industry practice; (e) transactions exclusively among the Loan Parties; or (f) transactions listed on Schedule 7.12. 7.13 Use of Proceeds. (a) Use the proceeds of the Term Loans for any purpose other than (i) to finance Permitted Acquisitions, (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (iii) for general corporate working capital purposes. (b) No proceeds of any loan made hereunder will be used by the Loan Parties or their Subsidiaries or their respective directors, officers and employees to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity. 7.14 Limitation on Issuance of Stock. Except for Permitted Dispositions, Permitted Acquisitions and the issuance or sale of Qualified Stock by Borrower, issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Stock. For the avoidance of doubt, Borrower shall be expressly permitted to issue *** at any time during the term hereof.

- 71 - 7.15 Sale and Leaseback Transactions. No Loan Party shall enter into any arrangement, directly or indirectly, with any Person whereby Borrower or any Loan Party shall sell or transfer property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) transactions in which with all property disposed of does not exceed, together with the aggregate principal amount of Indebtedness permitted under clause (z) of the definition of “Permitted Indebtedness,” an aggregate value of ***, (b) the transactions set forth and described in Schedule 7.15, and (c) Excluded Property including without limitation the sale and leaseback of real property. 8. FINANCIAL COVENANTS. Each Loan Party covenants and agrees that, beginning on the Second Amendment Subsequent Effective Date and continuing until termination of all of the Commitments and payment in full of the Obligations (other than contingent obligations with respect to which no claim has been made): 8.1 Minimum Cash Balance. The Loan Parties shall at all times maintain a sum of unrestricted cash and Cash Equivalents of at least $6,500,000, which shall be maintained in one or more Deposit Accounts of Loan Parties. The Loan Parties shall cause the minimum cash balance required to be held by Loan Parties to be held in Deposit Accounts that are subject to Control Agreements by no later than the dates set forth in Section 3(a) of the Second Amendment. 8.2 Minimum Quarterly Revenue. The financial statements delivered to Agent pursuant to Section 6.1 for each fiscal quarter shall demonstrate to the Agent’s reasonable satisfaction that the net revenues for the Loan Parties on a consolidated basis (determined in a manner consistent with the Borrower’s preparation of its publicly filed financial statements) for such fiscal quarter are not less than $50,000,000. 8.3 Permitted Acquisitions. (a) To the extent any Loan Party incurs Permitted Indebtedness in connection with any Permitted Acquisition, no payment of principal may be made in respect of any such Indebtedness (including any amount that is due and payable on the maturity of such Indebtedness) unless each of the following conditions is satisfied on a pro forma basis after giving effect to such payment as if such payment was made during the most recently concluded fiscal quarter: (i) the Debt Service Coverage Ratio for the most recently concluded fiscal quarter shall be greater than 1.10 to 1.00; and (ii) before and after giving effect to such payment, no Default or Event of Default shall exist. (b) Notwithstanding the foregoing Section 8.3(a), the Loan Parties may make payments in respect of Permitted Indebtedness incurred in connection with a Permitted Acquisition if, before and after giving effect to such payment (x) no Default or Event of Default shall exist and (y) either: (i) such payments are funded solely from: (1) equity capital contributed by the public after the Closing Date, (2) equity capital contributed by non-Loan Party Affiliates of the Loan Parties after the Closing Date, or (3) proceeds of other Permitted Indebtedness; or

- 72 - (ii) the Loan Parties shall maintain a sum of unrestricted cash and Cash Equivalents of at least 10% of the total amount of Term Loans funded plus $10,000,000. (c) Notwithstanding anything to the contrary herein, the Loan Parties shall not make any principal payment in respect of any Exempted Permitted Acquisition Indebtedness other than principal or contracted payments in an aggregate amount (across all Exempted Permitted Acquisition Indebtedness) not to exceed $1,000,000 per calendar year. (d) Notwithstanding anything to the contrary herein, the Loan Parties shall not make any payments in respect of the Specified Joint Venture Agreement unless (i) the Agent has received prior written notice of the milestone under the Specified Joint Venture Agreement giving rise to such payment and the date such payment shall become due and payable, in each case promptly after any Loan Party has actual knowledge thereof; (ii) on a pro forma basis after giving effect to such payment, the Loan Parties shall maintain a sum of unrestricted cash and Cash Equivalents of at least ***, which shall be maintained in one or more Deposit Accounts of Loan Parties; (iii) such payment, together with all prior payments made by the Loan Parties in respect of the Specified Joint Venture Agreement does not exceed $7,500,000 in the aggregate; and (iv) prior to making any such payments which (taken together with all other payments made by the Loan Parties in respect of the Specified Joint Venture Agreement) exceed *** in the aggregate, all Stock of Sublimation Consulting, LLC owned by any Loan Party shall be subject to a First Priority Lien of the Agent for the benefit of the Lender Group. 9. EVENTS OF DEFAULT. 9.1 Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement: (a) Payments. If any Loan Party fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of (i) principal or (ii) interest, Make-Whole Premium, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) and such required payment under this clause (ii) is not made within five (5) Business Days of its due date; or (b) Covenants. If any Loan Party or any of its Subsidiaries: (i) fails to perform or observe any covenant or other agreement contained in any of Sections 3.7 (Conditions Subsequent), Section 6.17, Section 7 or Section 8; (ii) fails to perform or observe any covenant or other agreement contained in any of 6.8 (Compliance with Laws), 6.11 (Formation or Acquisition of Subsidiaries), and 6.13 (Further Assurances), and, in each case, such failure continues for a period of ten (10) calendar days after the earlier of (A) the date on which such failure shall first become known to any senior officer of any Loan Party and (B) the date on which notice thereof is given to the Borrower by Agent or any Lender; (iii) fails to perform or observe any covenant or other agreement contained in any of Section 6.2 (Collateral Reporting), Sections 6.3 (Existence), 6.4 (Inspection; Appraisals), 6.5 (Maintenance of Properties), 6.6 (Taxes), 6.7 (Insurance), 6.9 (Environmental), 6.10 (Disclosure Updates), 6.12 (Additional Real Property) 6.14 (Lender Meetings), and 6.15 (Material Contracts) of this Agreement

- 73 - and such failure continues for a period of thirty (30) days after the earlier of (A) the date on which such failure shall first become known to any officer of any Loan Party and (B) the date on which notice thereof is given to the Borrower by Agent or any Lender; or (iv) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 9.1 (in which event such other provision of this Section 9.1 shall govern), and such failure continues for a period of thirty (30) calendar days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party and (ii) the date on which notice thereof is given to the Borrower by Agent; or (c) Assets. If any material portion of any Loan Parties’ assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of thirty (30) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Loan Party; or (d) Voluntary Bankruptcy. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries; or (e) Involuntary Bankruptcy. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein; or (f) Business Affairs. If any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs which would, individually or in the aggregate, reasonably be expected to adversely impact Agent’s Lien in any material respect or interest as a Lender in any material respect. (g) Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of *** or more (exclusive of amounts fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer accepted liability therefor in writing) is entered or filed against any Loan Party, or with respect to any of their respective assets, and either (a) there is a period of sixty (60) consecutive days at any time after the entry of any such judgment, order, or award during which (x) the same is not discharged, satisfied, stayed, vacated, or bonded pending appeal, or (y) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award; or (h) Default Under Other Agreements. If there is a default in one or more material debt financing agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness (excluding any default set forth on Schedule 9.1(h)) involving an aggregate amount of $2,500,000 or more, and such default (i) continues beyond any applicable grace or cure period, (ii) occurs at the final maturity of the obligations thereunder or (iii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s obligations thereunder; provided that any default under any such agreement for which a

- 74 - Loan Party can provide to Agent written evidence from such Loan Party’s unaffiliated legal counsel (in form and substance reasonably satisfactory to Agent) determining that the counterparty to such agreement has, or may have, materially breached its obligations thereunder, shall not be considered a default hereunder; or (i) Representations, etc. If any warranty, representation, certificate or statement made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof; or (j) Guaranty; Subordination. If (i) the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor (except where such Guarantor’s Guaranty is terminated because such Guarantor constitutes an Excluded Subsidiary hereunder and is released as a Loan Party) and Borrower has not provided a new Guarantor of equal or greater credit that is acceptable to Agent in its sole discretion within ten (10) Business Days, or (ii) any Indebtedness that is required to be subordinated to the Obligations fails to be subordinated to the Obligations upon terms satisfactory to Agent; or (k) Security Documents. If any Guaranty and Security Agreement, any Mortgage or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected, and first priority Lien on the Collateral covered thereby, subject to Permitted Priority Liens; or (l) Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or (m) [Reserved]; (n) Jushi Europe Proceeding. Beginning on the First Amendment Effective Date, if the Loan Parties shall incur any liabilities in connection with the Jushi Europe Proceeding which in the aggregate are in excess of *** (excluding up to *** of expenses relating to the Jushi Europe Proceeding); or (o) ERISA Event. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of any Loan Party to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; a Loan Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

- 75 - 10. THE LENDER GROUP’S RIGHTS AND REMEDIES. 10.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by Applicable Law, Agent may, and, at the direction of the Required Lenders, shall, do any one or more of the following: (a) declare all or any portion of the principal of, and any and all accrued and unpaid interest and fees with respect to, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower; (b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated; (c) terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of Agent’s Liens in the Collateral and without affecting the Obligations; and (d) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under Applicable Law, or in equity. The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 9.1(d) or Section 9.1(e), in addition to the remedies set forth above, without any notice to the Borrower or any other Person or any act by the Lender Group, the Term Loan Commitment shall automatically terminate and the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees with respect to the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and the Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirement of any kind, all of which are expressly waived by the Borrower. Agent shall not be required to take any action pursuant to this Section 10.1 unless so directed in writing by the Required Lenders and in Agent’s good faith determination, taking such enforcement action is permitted under the terms of the Loan Documents and Applicable Law, and taking such enforcement action will not result in any liability of Agent to any Loan Party or any other Person for which Agent has not been indemnified for under the Loan Documents. 10.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

- 76 - 11. TAXES AND EXPENSES. Upon the occurrence and during the continuance of an Event of Default, to the extent that any Loan Party fails to pay any monies (whether Taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with Section 6.7 hereof, obtain and maintain insurance policies of the type described in Section 6.7 and take any reasonable action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, Tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. 12. WAIVERS; INDEMNIFICATION. 12.1 Demand; Protest; etc. Each Loan Party waives demand, protest, notice of protest, notice of default, acceleration or intent to accelerate, dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Loan Party may in any way be liable. 12.2 The Lender Group’s Liability for Collateral. Each Loan Party hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties. 12.3 Indemnification. Each Loan Party shall pay, indemnify, defend, and hold the Agent- Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, brokers or consultants and all other costs and expenses actually and reasonably incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery incurred in advising, structuring, drafting, reviewing, administering, amending, waiving or otherwise modifying the Loan Documents (to the extent covered by the indemnification rights and obligations under this Section 12.3), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of the Loan Parties’ and its Subsidiaries’ compliance with the terms of the Loan Documents and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or

- 77 - properties owned, leased or operated by any Loan Party or any Environmental Actions, Environmental Liabilities and costs or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of their Subsidiaries’ (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section 12.3 with respect to any Indemnified Liability that a court of competent jurisdiction determines pursuant to a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person or any Agent-Related Person or any Lender- Related Person thereof. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which any Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Loan Parties with respect thereto. 13. NOTICES. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at the email addresses as a party may designate in accordance herewith). In the case of notices or demands to the Borrower, Agent or the Lenders, as the case may be, they shall be sent to the respective address set forth below:

- 78 - If to the Borrower: Jushi Holdings Inc. 301 Yamato Road, Suite 3250 Boca Raton, Florida 33431 Attention: *** Email: *** with copies to: Feuerstein Kulick LLP 810 Seventh Avenue, 34th Floor New York, NY 10019 Attention: *** Email: *** and Kramer Levin Naftalis & Frankel LLP 1177 6th Avenue New York, NY 10036 Attention: *** Email: *** If to Agent: Roxbury, LP c/o Sunstream Bancorp Inc. 1900 Dome Tower, 333 – 7th Avenue S.W. Calgary, Alberta T2P2Z1 Attention: *** Email: *** with copies to: O’Melveny & Myers LLP 1999 Avenue of the Stars, 8th Floor Los Angeles, CA 90067 Attention: *** Email: *** If to a Lender: As set forth on such Lender’s signature page Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 13, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided that (a) notices sent by overnight courier service shall be deemed to have been given the next day and (b) notices by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment). 14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT WITH RESPECT TO SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,

- 79 - INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK NOT INCLUDING CONFLICTS OF LAWS RULES. (b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. (c) EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, SITTING IN THE COUNTY OF WESTCHESTER OR COUNTY OF NEW YORK, AT THE LENDER’S DISCRETION, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (d) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES WITH RESPECT TO ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

- 80 - 15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. 15.1 Assignments and Participations. (a) Assignments. Any Lender may, with the consent of Agent and the Borrower (provided, that the consent of the Borrower (A) shall not be unreasonably withheld or delayed (provided further that if such consent is not granted, it shall not be considered unreasonably withheld or delayed if the proposed assignment is to a Person who is a Competitor, or a lender to or an affiliate of a Competitor, of the Borrower or any Loan Party) and (B) shall not be required if an Event of Default exists or such assignment is to a Permitted Assignee), at any time assign to one or more Persons (other than natural persons) who is, unless an Event of Default has occurred and has not been cured (if capable of cure) within 60 days of such occurrence, not a Competitor (any such Person, an “Assignee”) all or any portion of such Lender’s Loans. In connection with any assignment, regardless of whether Agent or Borrower consent is required, prior to effectuating such assignment the applicable Lender(s) and Assignee(s) shall obtain all necessary governmental, regulatory, and other material consents, approvals and exemptions required to be obtained in connection therewith. Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to one million Dollars ($1,000,000) or, if less, the remaining Commitments and Loans held by the assigning Lender. The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an Assignment and Acceptance. (i) From and after the date on which the conditions described above have been met, and subject to acceptance and recording of the assignment pursuant to Section 15.1(a)(iii), (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Acceptance, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note or Notes setting forth such Lender’s Loans (and, as applicable, a Note or Notes in the principal amount of the Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Agent of such Note(s), the assigning Lender shall return to Borrower any prior Note held by it, and such Note shall be cancelled by Borrower and of no further force or effect. (ii) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall be made, unless an Event of Default has occurred and has not been cured (if capable of cure) within 60 days of such occurrence, to a Competitor or release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (iii) Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower,

- 81 - Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (b) Any Lender may, at any time sell to one or more Persons (other than natural persons) participating interests in its Term Loans or other interests hereunder (any such Person, a “Participant”). In connection with any sale by a Lender of a participating interest in its Term Loans, prior to effectuating such sale applicable Lender(s) and each Participant shall obtain all necessary governmental, regulatory, and other material consents, approvals and exemptions required to be obtained in connection therewith. In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 16.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all Affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Lender that sells a participation to a Participant shall, acting solely for this purpose as an agent of Borrower, maintain at one of its offices a register for the recordation of the names and addresses of each such Participant, and the Commitments of, and principal amount of and accrued interest on the Loans owing to, such Participant (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, Commitments or its other obligations under any Loan Document) to any Person except to the extent that disclosure is required to establish that such a participation in a Loan or other obligation is held by a Participant who is a non-resident alien individual (within the meaning of Code Section 871) or a foreign corporation (within the meaning of Code Section 881) is in registered form (as described above). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall have the right to treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. 15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided that no Loan Party may assign this Agreement or any rights or duties hereunder without the Required Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan Party from its Obligations. 16. AMENDMENTS; WAIVERS. 16.1 Amendments and Waivers. (a) No amendment, waiver, or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or, with respect to a Loan Document other than this Agreement, by Agent) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in

- 82 - writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following: (i) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, (ii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees, Original Issue Discount or other amounts payable hereunder or under any other Loan Document (except (x) in connection with the waiver of applicability of Section 2.5(c) (which waiver shall be effective with the written consent of the Required Lenders) or (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (ii)), (iii) change the Pro Rata Share (i.e., the vote) that is required to take any action hereunder, (iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders, (v) other than as permitted by Section 17.12, release Agent’s Lien in and to all or substantially all of the Collateral, (vi) amend, modify, or eliminate the definitions of “Required Lenders” or “Pro Rata Share”, (vii) contractually subordinate any of Agent’s Liens, (viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Loan Party from any obligation for the payment of money or consent to the assignment or transfer by any Loan Party of any of its rights or duties under this Agreement or the other Loan Documents, (ix) amend, modify, or eliminate any of the provisions of Section 2.3(b)(i) or (ii) or Section 2.3(g), or (x) amend, modify, or eliminate any of the provisions of Section 15.1 with respect to assignments to, or participations with, Persons who are a Loan Party or an Affiliate of a Loan Party. (b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate, any provision of Section 17 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Loan Parties, and the Required Lenders. Anything in this Section 16.1 to the contrary notwithstanding, any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender.

- 83 - 16.2 Replacement of Certain Lenders. (a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 17.11, then Agent and the Borrower, upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given. (b) Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (including all interest, fees, and other amounts that may be due and payable in respect thereof, including the Make-Whole Premium described in Section 2.3(g)) and any costs that are incurred by a Tax Lender in connection with such replacement. If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 15.1. 16.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have. 17. AGENT; THE LENDER GROUP. 17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Roxbury, LP as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf, and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 17. The provisions of this Section 17 are solely for the benefit of Agent, and the Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document

- 84 - notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute the payments and proceeds of Collateral as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (e) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. 17.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence, bad faith or willful misconduct. 17.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder (other than such filings and other actions as are necessary to perfect and maintain rights in the Collateral). No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or any of its Subsidiaries.

- 85 - 17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any of the Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Required Lenders (or, to the extent required by Section 16.1(a), all affected Lenders). If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (except as otherwise required by Section 16.1(a)). 17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 10.1. 17.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party or its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any other Person party to a Loan Document that may come into the possession of any of the Agent- Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to any Loan Party, its Affiliates or any of

- 86 - their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement. 17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the payments or proceeds of the Collateral received by Agent to reimburse Agent for such reasonable and documented out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by any Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so) from and against any and all Indemnified Liabilities; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice with respect to rights or responsibilities under, this Agreement, any other Loan Document, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent. 17.8 Agent in Individual Capacity. Roxbury, LP and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party or its Affiliates and any other Person party to any Loan Documents as though Roxbury, LP were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Roxbury, LP or its Affiliates may receive information regarding the any Loan Party or its Affiliates or any other Person party to any Loan Document that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. 17.9 Successor Agent. Agent may resign as Agent upon thirty (30) days (ten (10) days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders), the Borrower (unless such notice is waived by the Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled to appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, the Required Lenders shall act as Agent until they appoint a successor Agent. If Agent has materially breached

- 87 - or failed to perform any material provision of this Agreement or of Applicable Law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders; provided that, solely for purposes of this fourth sentence of Section 17.9, “Required Lenders” shall be deemed to exclude the current Agent in its capacity as a Lender and any Lender that is an Affiliate of such current Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. 17.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party or its Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding any Loan Party or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. 17.11 Withholding Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. (c) Indemnification by Borrower. Each Loan Party shall, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment

- 88 - to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (d) Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.1(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (d). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section, the Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent. (f) Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and Agent, at the time or times reasonably requested by the Borrower or Agent, such properly completed and executed documentation reasonably requested by the Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or Agent as will enable the Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i)(A), (i)(B) and (i)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

- 89 - (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or Agent to determine the withholding or deduction required to be made; and

- 90 - (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Agent as may be necessary for the Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied in all material respects with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. 17.12 Collateral Matters. (a) The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the Commitments and payment and satisfaction in full by the Loan Parties of all of the Obligations (other than contingent obligations with respect to which no claim has been made), (ii) constituting property being sold or disposed of if a release is required or desirable in connection

- 91 - therewith and if the Loan Parties certify to Agent and the Lenders that the sale or disposition is permitted under Section 7.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which the Loan Parties did not own any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to any Loan Party under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 17.12. The Loan Parties and the Lenders hereby irrevocably authorize Agent, upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent and the Required Lenders in accordance with Applicable Law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Stock of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or the Loan Parties at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.12; provided that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of the Loan Parties with respect to) any and all interests retained by any Loan Party, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. (b) Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (iv) to exercise at all or in any particular manner or under

- 92 - any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that with respect to the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein. 17.13 Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express written consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Required Lenders, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Loan Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral. (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from any Loan Party pursuant to the terms of this Agreement, or (ii) payments in excess of such Lender’s Pro Rata Share of all such amounts, such Lender promptly shall (A) turn the same over to Agent or other Lenders, as applicable, in kind, and with such endorsements as may be required to negotiate the same to Agent or the other Lenders, as applicable, or in immediately available funds, as applicable, for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. 17.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. 17.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

- 93 - 17.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. 17.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of the Lenders to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective portion of the Term Loan Commitment, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount at such time of their respective portion of the Term Loan Commitment. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or with respect to, the business, assets, profits, losses, or liabilities of any other Lender. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided this Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein. 18. GENERAL PROVISIONS. 18.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by the Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof. 18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement. 18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. 18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

- 94 - 18.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic mail or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by electronic mail or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. 18.6 Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent's Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent's Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent's Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party with respect to such liability or any Collateral securing such liability. 18.7 Confidentiality. (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group and provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 18.7, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule or regulation, (v) as may be agreed to in advance in writing by any Loan Party, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (vii) as to any such information that is or

- 95 - becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representative), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that, such party is subject to confidentiality obligations no less protective of Borrower as those contained herein in connection therewith, (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents, and (x) in connection with the exercise of any secured creditor remedy under this Agreement or any other Loan Documents. (b) Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of the Borrower or the other Loan Parties and the Loans provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent. 18.8 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. 18.9 Public Disclosure. Each Loan Party agrees that it will not disclose any non-public information regarding Agent or any Lender or issue any press release or other public disclosure using the name of Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document or any of the terms or provisions hereof or thereof without the prior written consent of Agent or such Lender, except (i) to the extent that a Loan Party is required to do so under Applicable Law (in which event, such Loan Party will consult with Agent or such Lender before issuing such press release or other public disclosure to the extent permitted by Applicable Law), (ii) to attorneys for and other advisors, accountants, auditors, and consultants to any member of such Loan Party and to employees, directors and officers of any member of such Loan Party (collectively, the “Loan Party Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (iii) to Subsidiaries and Affiliates of any Loan Party and provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 18.9, (iv) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (v) as may be required by statute, decision, or judicial or administrative order, rule or regulation, (vi) as may be agreed to in advance in writing by Agent or the applicable Lenders, (vii) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (viii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by any Loan Party or the Loan Party Representative) and (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. 18.10 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties

- 96 - hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid (other than contingent obligations with respect to which no claim has been made) and so long as the Commitments have not expired or been terminated. 18.11 PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Loan Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender to identify Loan Parties in accordance with the Patriot Act. 18.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. 18.13 Joint and Several. The obligations of the Loan Parties hereunder and under the other Loan Documents are joint and several. 18.14 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. 18.15 Schedules. Information furnished in any particular schedule attached hereto or any subsection thereof shall be deemed to have been disclosed with respect to every other schedule attached hereto or any subsection thereof to the extent the relevance of such information to other schedules or subsections thereof is readily apparent regardless of whether specific cross-reference is made.

- 97 - [Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written. BORROWER: JUSHI HOLDINGS INC., as Borrower By: Name: Title:

AGENT: ROXBURY, LP, as Agent By: Name: Title:

LENDER: ROXBURY, LP, as a Lender By: Name: Title:

OMM_US:80908471.8 EXHIBIT B FORM OF WARRANT [attached]

OMM_US:80908471.8 EXHIBIT C TRUST INDENTURE [attached]